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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Edwards Lifesciences Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2007

To our Stockholders:

        The Board of Directors joins me in inviting you to attend the 2007 Annual Meeting of Stockholders. The meeting will be held at our corporate headquarters located at One Edwards Way, Irvine, California, on Thursday, May 10, 2007, commencing at 10:00 a.m., Pacific Daylight Time. Registration will begin at 9:00 a.m. and refreshments will be provided.

        Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Stockholders also may access the Notice of Annual Meeting of Stockholders and the Proxy Statement via the Internet at www.edwards.com.

        At the meeting, in addition to discussing matters described in the Proxy Statement, I will report on our 2006 achievements and discuss our plans for continued growth and success.

        We look forward to seeing you at the upcoming Annual Meeting of Stockholders.

Sincerely,

Michael A. Mussallem
 Chairman of the Board and
Chief Executive Officer

Edwards Lifesciences Corporation
One Edwards Way
Irvine, California USA 92614
Phone: 949.250.2500 www.edwards.com

Edwards Lifesciences Corporation
One Edwards Way
Irvine, California 92614
949.250.2500

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 10, 2007

To the Stockholders of

EDWARDS LIFESCIENCES CORPORATION

        The 2007 Annual Meeting of Stockholders of Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), will be held at the corporate headquarters of the Company, located at One Edwards Way, Irvine, California 92614 on Thursday, May 10, 2007, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

  1.
  To elect two directors to hold office for three years;

  2.
  To approve an amendment and restatement of the Company's Long-Term Stock Incentive Compensation Program (the "Long-Term Stock Program") to increase the number of shares of common stock reserved for issuance under the Long-Term Stock Program by an additional 1,000,000 shares;

  3.
  To approve an amendment and restatement of the Company's 2001 Employee Stock Purchase Plan for United States Employees to increase the number of shares of common stock reserved for issuance under the plan by an additional 800,000 shares;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2007; and

  5.
  To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 16, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

        Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, please vote your shares in one of the following three ways: (1) completing, signing, dating and returning the enclosed proxy card in the enclosed, postage prepaid envelope, (2) calling the toll-free number listed on the proxy card or (3) accessing the Internet as indicated on the proxy card. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

                      By Order of the Board of Directors,

                      Jay P. Wertheim
                       Vice President,
                      Associate General Counsel
                      and Secretary

March 30, 2007

EDWARDS LIFESCIENCES CORPORATION

PROXY STATEMENT FOR THE
2007 ANNUAL MEETING OF STOCKHOLDERS

i

New Plan Benefits	21
Stock Purchases	22
Federal Tax Consequences	22
Accounting Treatment	23
Vote Required for Approval of the Purchase Plan	23
PROPOSAL 4—RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
Fees Paid to Principal Accountants	24
COMPENSATION DISCUSSION AND ANALYSIS	25
Compensation Philosophy and Objectives for the Named Executive Officers	25
Compensation Process	25
Competitive Data	26
2006 Analysis	26
Elements of Compensation	26
Stock Ownership Guidelines	29
Market Timing of Equity Awards	30
Benefits	30
Deferred Compensation	30
Employment and Post-Termination Agreements	31
Tax and Accounting Implications	32
2007 Compensation Decisions	33
EXECUTIVE COMPENSATION AND OTHER INFORMATION	34
Summary Compensation Table	34
Grants of Plan-Based Awards in Fiscal Year 2006	35
Outstanding Equity Awards At 2006 Fiscal Year-End	37
Option Exercises And Stock Vested In Fiscal Year 2006	39
Pension Benefits	39
Nonqualified Deferred Compensation Plans	39
Potential Payments Upon Termination or Change in Control	41
Executive Officers	43
NONEMPLOYEE DIRECTOR COMPENSATION	45
Nonemployee Directors Stock Incentive Program	45
Nonemployee Director Annual Retainer	46
Deferral Election Program	46
Expense Reimbursement Policy	46
Nonemployee Director Compensation and Equity Awards Tables	46
REPORTS OF THE COMMITTEES OF THE BOARD OF DIRECTORS	49
Report of the Audit and Public Policy Committee	49
Report of the Compensation and Governance Committee	49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	51
PERFORMANCE GRAPH	52
OTHER MATTERS AND BUSINESS	53
Related Party Transactions	53
Additional Information and Business Practice Standards	53
Section 16(a) Beneficial Ownership Reporting Compliance	53
Annual Report on Form 10-K	54
Other Business	54
APPENDIX A—CORPORATE GOVERNANCE GUIDELINES	A-1
APPENDIX B—LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM	B-1
APPENDIX C—2001 EMPLOYEE STOCK PURCHASE PLAN FOR UNITED STATES EMPLOYEES	C-1

ii

EDWARDS LIFESCIENCES CORPORATION

PROXY STATEMENT FOR THE
2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), for use at the 2007 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Pacific Daylight Time, on May 10, 2007, at the corporate headquarters of the Company, located at One Edwards Way, Irvine, California 92614.

        The Board of Directors has fixed the close of business on March 16, 2007, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On March 16, 2007, the Company had outstanding 57,867,055 shares of common stock. A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of ten days prior to and including the date of the meeting, at the offices of the Company located at One Edwards Way, Irvine, California 92614.

        Whether or not you plan to attend the Annual Meeting, please vote in one of the following three ways:

  •
  complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope;

  •
  call the toll-free number listed on the proxy card; or

  •
  access the Internet as indicated on the proxy card.

        The proxy holders appointed by the Company will vote your shares according to your instructions. If you return a properly signed and dated proxy card, but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxy holders to vote your shares in their discretion on any other matter properly presented at the Annual Meeting.

        You may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, by subsequently voting by telephone or via the Internet, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

        These proxy materials are first being sent to stockholders on or about March 30, 2007.

Voting Information

        The presence at the Annual Meeting, in person or by proxy, of holders of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the Annual Meeting. (Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless their customers give them specific voting instructions. If the broker does not receive specific instructions, the broker will note this on the proxy form or otherwise advise the Company that it lacks voting authority. The votes that the brokers would have cast if their customers had given them specific instructions are commonly called "broker non-votes.") Broker non-votes and abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

        Each stockholder is entitled to one vote per share on each proposal to be voted upon at the meeting. Directors are elected by a plurality of the votes cast, in person or by proxy, which means that the two nominees with the most votes will be elected. Broker non-votes and abstentions (or instructions to "withhold authority" as to the election of any director nominees) will not affect the outcome of the election of directors.

        The affirmative vote by holders of a majority of shares of common stock present at the Annual Meeting, in person or by proxy and entitled to vote on the applicable proposal, is necessary to approve the Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program, to approve the Edwards Lifesciences 2001 Employee Stock Purchase Plan for United States Employees and to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2007. With respect to each of these proposals, abstentions will have the effect of votes against the proposal. Broker non-votes with respect to each of these proposals, however, will not be considered as present and entitled to vote on that proposal.

        A stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering written notice or revocation to the Secretary of the Company, by submitting a subsequently dated proxy, by subsequently voting by telephone or via the Internet, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not automatically revoke an earlier submitted proxy. The proxy holders appointed by the Company will vote your shares according to your instructions. If no direction is made on a properly signed and dated proxy card, the stockholder's shares will be voted FOR the election of the named director nominees, FOR the approval of the Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program, FOR the approval of the Edwards Lifesciences 2001 Employee Stock Purchase Plan for United States Employees and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2007. With respect to any other matter properly presented at the Annual Meeting, the proxy card gives authority to the proxy holders to vote the stockholder's shares in the proxy holder's discretion.

Proxy Solicitation Costs

        Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, also may solicit proxies by mail, telephone, facsimile transmission or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons.

        In addition, the Company has retained Georgeson Shareholder Communications Inc. to assist with the distribution and solicitation of proxies for a fee of $20,000, plus expenses for these services. The Company also agreed to indemnify Georgeson against liabilities and expenses arising in connection with the proxy solicitation unless caused by Georgeson's gross negligence or intentional misconduct. Georgeson and the Company's officers, directors and employees may supplement the original solicitation by mail of proxies by telephone, facsimile, e-mail and personal solicitation. The Company will pay no additional compensation to its officers, directors and employees for these activities.

Deadline for Receipt of Stockholder Proposals for the 2008 Annual Meeting

        In order for a stockholder proposal to be eligible for inclusion in the Company's Proxy Statement for the 2008 Annual Meeting of Stockholders, the written proposal must be received by the Secretary of the Company at the Company's offices no later than November 27, 2007. The proposal must comply with the requirements of the proxy rules established by the Securities and Exchange Commission (the "SEC").

        If a stockholder intends to nominate a person for election as a director at the 2008 Annual Meeting of Stockholders or submit a proposal for consideration at the 2008 Annual Meeting of Stockholders, without regard to whether the nomination or proposal is eligible for inclusion in the Company's Proxy Statement, the deadline for submitting the nomination or proposal depends on the date of the 2008 Annual Meeting. If the date of the 2008 Annual Meeting is within 30 days of the anniversary date of the 2007 Annual Meeting of Stockholders, then the stockholder nomination or proposal must be submitted in writing and received by the Secretary of the Company no earlier than January 31, 2008 and no later than February 25, 2008. If, however, the date of the 2008 Annual Meeting is more than 30 days before or after May 10, 2008, then the stockholder nomination or proposal must be submitted in writing and received by the Secretary of the Company no later than the close of business on the 10th day following the day on which the notice of the date of the 2008 Annual Meeting is mailed or public disclosure of the date of the 2008 Annual Meeting is made, whichever occurs first.

        The Company's bylaws require that a stockholder must provide specified information concerning the nominee or proposal, as applicable, and information regarding the stockholder's ownership of the Company's common stock. Nominations and proposals not meeting the requirements set forth in the Company's bylaws will not be entertained at the 2008 Annual Meeting. Stockholders should contact the Secretary of the Company in writing at One Edwards Way, Irvine, California 92614 to obtain additional information as to the proper form and content of stockholder nominations or proposals. The Company did not receive any stockholder nominations or proposals for consideration at the 2007 Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

        The business of the Company is managed under the direction of the Board of Directors. The Board of Directors is presently comprised of eight directors, divided into three classes. Seven of the eight directors have been determined to be independent under the rules of the New York Stock Exchange (the "NYSE"). Please see the section titled "Director Independence" for more information.

Nominees

        At the Annual Meeting, two directors will be elected to serve until the annual meeting in 2010, or until their successors are elected and qualified. The nominees for election as directors are identified below. Each of the nominees standing for election has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxy may be voted for a substitute nominee designated by the Board of Directors.

        No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship with any other nominee or with any of the Company's executive officers.

Class I Director Nominees—Term Scheduled to Expire in 2010

        Robert A. Ingram, age 64.    Mr. Ingram has been a director of the Company since 2003. He has served as Vice Chairman Pharmaceuticals, GlaxoSmithKline plc, a corporation involved in the research, development, manufacturing and sale of pharmaceuticals since 2002. Mr. Ingram served as the Chief Operating Officer and President of Pharmaceutical Operations, GlaxoSmithKline plc from 2001 through 2002. Prior to that, he was Chief Executive Officer of Glaxo Wellcome plc from 1997 to 2000, and Chairman of its United States subsidiary from 1999 through 2000. From 1997 to 1999, Mr. Ingram served as Chairman and President of Glaxo Wellcome plc. Mr. Ingram is Chairman of the Board of OSI Pharmaceuticals and Valeant Pharmaceuticals International. Mr. Ingram also is a director of Wachovia Corporation, Lowe's Companies, Inc., and Allergan, Inc.

        Vernon R. Loucks Jr., age 72.    Mr. Loucks has been a director of the Company since 2000. Mr. Loucks has been the chairman of The Aethena Group, LLC since 2001. Mr. Loucks served as a director of Baxter International Inc. from 1975 through 1999, including as Chairman of the Board from 1987 through 1999, and as Chief Executive Officer of Baxter from 1980 through 1998. He is also a director of Affymetrix Inc., Anheuser-Busch Companies, Inc., Emerson Electric Co. and Pain Therapeutics, Inc.

        The Board of Directors of the Company recommends votes FOR the election of each of the nominees for director.

Other Directors

        The following persons are currently directors of the Company whose terms will continue after the Annual Meeting.

Class II Directors—Term Schedule to Expire in 2008

        John T. Cardis, age 65.    Mr. Cardis has been a director of the Company since 2004. Mr. Cardis, a partner of Deloitte & Touche until his retirement in 2004, served at Deloitte & Touche for 40 years in positions of increasing responsibility, including as National Managing Partner-Global Strategic Clients, as a member of its executive committee and as a member of its board of directors. He also is a director of Avery Dennison Corporation and Energy East Corporation. Mr. Cardis remains actively involved in a number of non-profit and community organizations.

        Philip M. Neal, age 66.    Mr. Neal has been a director of the Company since 2000. From 2000 until his retirement in 2005, Mr. Neal served as Chairman of the Board of Avery Dennison Corporation, a Fortune 500 company that manufactures and markets a wide range of products for consumer and industrial markets. Mr. Neal joined Avery Dennison in 1974, and served as President and Chief Operating Officer from 1990 to 1998, and as Avery Dennison's Chief Executive Officer from 1998 through April 2005. He serves as a director of the Los Angeles Music Center and a trustee of Pomona College.

        David E.I. Pyott, age 53.    Mr. Pyott has been a director of the Company since 2000. He has served as Chairman of the Board of Allergan, Inc., a global specialty pharmaceutical and medical device company since 2001, Allergan's Chief Executive Officer since 1998 and its President from 1998 through January 2006. Mr. Pyott is a director of Avery Dennison Corporation, Pacific Mutual Holding Company and Pacific LifeCorp. He also serves on the Board and Executive Committee of the California Healthcare Institute, on the Board of the Biotechnology Industry Organization (BIO) and on the Directors' Board of the Paul Merage School of Business at the University of California (Irvine).

Class III Directors—Term Scheduled to Expire in 2009

        Mike R. Bowlin, age 64.    Mr. Bowlin has been a director of the Company since 2000. He served as Chairman of the Board of Atlantic Richfield Company (which merged with BP Amoco in 2000) from 1995 until his retirement in 2000, as its President from 1993 to 1998 and as its Chief Executive Officer from 1994 to 2000. Mr. Bowlin also is a director of FMC Technologies, Inc., Horizon Health Corporation and the University of North Texas Foundation.

        Barbara J. McNeil, M.D., Ph.D, age 66.    Dr. McNeil has been a director of the Company since February 2006. Since 1990, she has served as the Ridley Watts Professor of Health Care Policy at

Harvard Medical School. In addition, since 1988, Dr. McNeil has served as the Chair of the Department of Health Care Policy at Harvard Medical School. Since 1983, she has been a Professor of Radiology at both Harvard Medical School and Brigham and Women's Hospital in Boston, Massachusetts. Dr. McNeil is a member of the Institute of Medicine of the National Academy of Sciences (where she is Chair of its Board of Healthcare Services) and the American Academy of Arts and Sciences. She holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University. Dr. McNeil also serves as a director of CV Therapeutics, Inc.

        Michael A. Mussallem, age 54.    Mr. Mussallem has been Chairman of the Board and the Chief Executive Officer of the Company since 2000. Prior to 2000, he held a variety of positions with increasing responsibility in engineering, product development and senior management at Baxter International Inc. Mr. Mussallem received his Bachelor of Science degree in chemical engineering from the Rose-Hulman Institute of Technology and was conferred an honorary doctorate by his alma mater in 1999. He is a director of Advanced Medical Optics, Inc. Mr. Mussallem is a director, and former chairman, of the California Healthcare Institute, and a director and Executive Committee member of the Advanced Medical Technology Association (AdvaMed).

Director Independence

        Under the corporate governance rules of the NYSE, a majority of the members of the Company's Board of Directors must satisfy the NYSE criteria for "independence." No director qualifies under the NYSE rules unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has determined that all of the members of the Board, other than Mr. Mussallem, are independent under the NYSE rules. In making its determinations, the Board of Directors considered Mr. Loucks' prior position as the Chief Executive Officer of Baxter International Inc. during the time Mr. Mussallem was an executive with Baxter and Mr. Cardis' prior position as a partner at Deloitte & Touche, which currently provides non-audit related consultation services for the Company, and, in each case as it had in prior years, concluded that neither of these relationships is a material relationship that would impair the independence from management of such individuals.

Meetings of Non-management Directors

        Non-management directors meet regularly in executive session without management. Executive sessions are held in conjunction with each regularly scheduled meeting of the Board of Directors. Mr. Bowlin is currently presiding director at executive sessions of the Board of Directors.

Communications with the Board

        Any interested party who desires to contact any member of the Board of Directors, including the presiding director or the non-management members of the Board as a group, may write to any member or members of the Board at: Board of Directors, c/o Secretary, Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614. Communications will be received by the Secretary of the Company and distributed to the appropriate members of the Board depending on the facts and circumstances described in the communication.

Meetings

        During the year ended December 31, 2006, the Company's Board of Directors held six meetings. Each director attended at least 75% of the meetings of the Board of Directors and any applicable committee held during the period of his or her tenure in 2006.

        The Company encourages, but does not require, its directors to attend the annual meeting of stockholders. Last year, all of the Company's directors attended the annual meeting of stockholders.

Committees

        To facilitate independent director review, and to make the most effective use of the directors' time and capabilities, the Company has established an Audit and Public Policy Committee and a Compensation and Governance Committee. The Compensation and Governance Committee is responsible for matters relating to the nomination of directors. The Board of Directors is permitted to establish other committees from time to time as it deems appropriate.

Audit and Public Policy Committee

        The Audit and Public Policy Committee (the "Audit Committee") is composed of three directors, each of whom must be independent and financially literate as these terms are defined under the rules of the NYSE. The Board of Directors has determined that each of the members of the Audit Committee is "independent" and "financially literate" under the rules of the NYSE and that John T. Cardis and Philip M. Neal are each an "audit committee financial expert" under the rules of the SEC. The responsibilities of the Audit Committee are included in its written charter, which is posted under the "Investor Information" section of the Company's website (www.edwards.com).

        As described more fully in the Audit Committee charter, the primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's internal audit function and independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; adoption of accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. The Company has a full-time internal audit function that reports to the Audit Committee and to management and is responsible for, among other things, objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company's system of internal controls.

        The Audit Committee appoints, retains, terminates, determines compensation for, and oversees the independent registered public accounting firm, reviews the scope of the audit by the independent registered public accounting firm and inquires into the effectiveness of the Company's accounting and internal control functions. The Audit Committee also assists the Board of Directors in establishing and monitoring compliance with the ethical Business Practice Standards of the Company. The Company's Business Practice Standards are posted under the "Investor Information" section of the Company's website (www.edwards.com). The Audit Committee also reviews with the Company's management and the independent registered public accounting firm, the Company's policies and procedures with respect to risk assessment and risk management.

        The Audit Committee held 12 meetings in 2006 and organizes its activities at each meeting through the use of a periodic agenda. At each regularly scheduled meeting of the Audit Committee, the Audit Committee met with the senior members of the Company's financial management team. Additionally, the Audit Committee met in executive sessions and without others present at its regularly scheduled meetings, with the Company's independent registered public accounting firm, the director of internal audit, the Company's Chief Financial Officer and the Company's General Counsel. The current members of the Audit Committee are: John T. Cardis (Chairperson), Robert A. Ingram and Philip M. Neal.

Compensation and Governance Committee

        The Compensation and Governance Committee (the "Compensation Committee") is composed of three directors, each of whom must be independent as that term is defined under the rules of the NYSE. The Board of Directors has determined that each of the members of the Compensation Committee is "independent" under the rules of the NYSE. Each of the members of this committee is also a "nonemployee director" as that term is defined under Rule 16b-3 of the Securities and Exchange Act of 1934 and an "outside director" as that term is defined in Treasury Regulation § 1.162-27(3).

        The responsibilities of the Compensation Committee are included in its written charter, which is posted under the "Investor Information" section of the Company's website (www.edwards.com).

        The Compensation Committee determines the compensation of executive officers and recommends to the Board of Directors the compensation of outside directors, exercises authority of the Board of Directors concerning employee benefit plans and advises the Board of Directors on other compensation and employee benefit matters. The Compensation Committee also advises the Board of Directors on board committee structure and membership and corporate governance matters.

        In addition, the Compensation Committee makes recommendations to the Board of Directors regarding candidates for election as directors of the Company. The Compensation Committee maintains formal criteria for selecting director nominees who will best serve the interests of the Company and its stockholders. The criteria used for selecting director nominees are set forth in the Compensation Committee's charter. In addition to these minimum requirements, the Compensation Committee will also evaluate whether the candidate's skills and experience are complementary to the existing Board members' skills and experience as well as the need of the Board of Directors for operational, management, financial, international, technological or other expertise. The members of the Compensation Committee interview candidates that meet the criteria and the Compensation Committee selects nominees that it believes best suit the needs of the Board of Directors. From time to time, the Compensation Committee may engage the services of an executive search firm to assist the Compensation Committee in identifying and evaluating candidates for the Board of Directors.

        The Compensation Committee will consider qualified candidates for director nominees suggested by the Company's stockholders. Stockholders can suggest qualified candidates for director nominees by writing to the Secretary of the Company at One Edwards Way, Irvine, California 92614. Submissions that are received that meet the criteria described above are forwarded to the Compensation Committee for further review and consideration. The Compensation Committee does not intend to evaluate candidates proposed by stockholders any differently than other candidates.

        The Compensation Committee held three meetings in 2006. Members of the Compensation Committee are: Mike R. Bowlin (Chairperson), Vernon R. Loucks Jr. and David E.I. Pyott.

Stock Ownership Guidelines for Directors

        The Board of Directors has adopted stock ownership guidelines for directors, described in the Company's Corporate Governance Guidelines (included as Appendix A to this Proxy Statement), which target each nonemployee director to own a minimum of 20,000 shares of the Company's common stock within five years of the individual first becoming a director. Stock that would count towards meeting the guidelines include the number of common shares owned outright (including restricted stock), plus 25% of vested, in-the-money stock options.

PROPOSAL 2—AMENDMENT AND RESTATEMENT OF THE LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM

        On February 15, 2007, the Board of Directors approved an amendment and restatement of the Long-Term Stock Incentive Compensation Program (the "Long-Term Stock Program"), subject to stockholder approval. The proposed amendment and restatement will increase the number of shares of common stock available for issuance by 1,000,000 shares.

        The Board of Directors and the Compensation Committee believe that stockholders' support of this proposal is required to enable the Company to continue to attract and retain the highest caliber of employees within our industry, to link incentive awards to Company performance, to encourage employee ownership in the Company and to more closely align the interest of employees with those of its stockholders.

        The Company believes that providing equity compensation to employees, despite its dilutive effect, has been a contributing factor in its many recent achievements, including its significant stockholder returns over the past five years, as indicated in the following chart:

	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05	Dec-06
Edwards Lifesciences Corporation	$100	$92	$109	$149	$151	$170
S&P 500	$100	$78	$100	$111	$117	$135
Morgan Stanley Healthcare Products Index	$100	$85	$115	$124	$133	$146

  Total cumulative return is based upon a $100 investment from December 31, 2001 through December 31, 2006, and assumes reinvestment of dividends.

        The Company encourages stockholders to consider the following additional factors:

  •
  Since 2001, the Company has actively repurchased shares of its common stock through various stock repurchase programs. In 2006, the total number of outstanding shares declined significantly.

	2001	2002	2003	2004	2005	2006
Shares Outstanding at Fiscal Year End (in millions)	59.3	58.9	59.5	59.4	59.6	57.7

    As of December 31, 2006, the Company's share repurchase program had approximately 2.7 million shares remaining.

  •
  The Company grants long-term incentive awards (stock options and restricted stock units) to a limited number of employees who are considered key contributors to the success of the Company and whose performance most directly influences the long-term results of the Company. For the past several years, the Company's three-year average annual equity grants to employees as a percentage of total shares outstanding ("Burn Rate") has steadily declined, as indicated in the following chart:

	2004	2005	2006
Three Year Average Burn Rate(1)(2)	3.5%	3.0%	2.0%

(1)	Burn Rate =	Shares granted less cancellations Shares outstanding
(2)	The three year average Burn Rate for each year is calculated as the sum of the Burn Rates for that year and the preceding two years, divided by 3.

    The one million shares requested in this proposal represent 1.7% of the Company's outstanding shares at December 31, 2006.

  •
  To create additional owner commitment and to emphasize shareholder value creation, the Company adopted stock ownership guidelines for its executive officers beginning in 2000. (See "Stock Ownership Guidelines" at page 29.) All executive officers have either exceeded their ownership target levels or are on track to achieve their ownership targets by the required date.

  •
  The Long-Term Stock Program is a component of the total executive direct compensation (total cash compensation plus equity), which is targeted to be at approximately the median for comparable positions at competitive peer companies. (See "Compensation Process" at page 25.)

        The Company is committed to maintaining strong corporate governance practices and notes the following important factors that pertain to its Long-Term Stock Program and/or its long-term equity compensation practices:

  •
  The Company reduced the maximum term of options to seven years from ten years. Its current practice for options is ratable vesting over four years.

  •
  The Company's current practice imposes a minimum vesting period of three years on restricted stock awards.

  •
  The Long-Term Stock Program does not allow net share counting provisions.

  •
  The Company does not have any program, plan or practice to time option grants in coordination with the release of material non-public information. The exercise price of options is set at the closing price of Company stock on the trading day immediately prior to the grant date. (See "Market Timing of Equity Awards" at page 30.)

  •
  The Company has never engaged in a repricing of stock options.

        In May 2006, the Company requested, and the stockholders approved, a share increase of 900,000 shares under the Long-Term Stock Program. This increase was expected to be sufficient to make equity-based awards until early 2007. As of February 28, 2007, a total of 294,868 shares remained available for new awards under the Long-Term Stock Program (not including shares subject to outstanding awards), and a total of 10,465,721 shares (inclusive of 727,426 restricted shares and restricted stock units) were subject to outstanding options and stock awards (of which approximately 6.4 million shares were fully vested as of February 28, 2007). As of February 28, 2007, the weighted average exercise price of outstanding options was $31.04, and the weighted average remaining contractual life of outstanding options was 4.36 years. The Company has projected that it will need additional shares at this time to continue to use stock-based compensation to provide competitive long-term incentives to its eligible employees during the next year. Although the Company's compensation strategy has been formulated for the long-term, the Company is requesting stockholder approval of only the number of shares anticipated to be necessary to implement its equity-based compensation strategy for approximately the next year (through early 2008). On February 28, 2007, the Company had outstanding 58,131,292 shares of common stock.

        The Long-Term Stock Program was initially adopted by the Board of Directors in March 2000, and was most recently amended and approved by the stockholders in May 2006. The following summary describes the principal features of the Long-Term Stock Program, giving effect to the amendment and restatement that is the subject of this Proposal 2. This summary, however, does not purport to be a complete description of the Long-Term Stock Program. A copy of the amended and restated Long-Term Stock Program is attached as Appendix B to this Proxy Statement.

Administration

        The Long-Term Stock Program is administered by the Compensation Committee. The Compensation Committee may, and has, delegated authority to the Chairman of the Board and Chief Executive Officer to grant options to eligible employees who are not executive officers.

Eligibility

        Only employees and independent contractors providing services to the Company or its subsidiaries are eligible to participate in the Long-Term Stock Program. As of February 28, 2007, approximately 5,700 employees (including 11 executive officers) were eligible to participate in the Long-Term Stock Program. Four independent contractors have participated in the Long-Term Stock Program. Non-employee Board members are not eligible to participate in the Long-Term Stock Program; however, they are eligible to receive awards under the Company's Nonemployee Directors Stock Incentive Program.

Share Reserve

        Subject to adjustment for certain changes in the Company's capitalization, a total of 18,800,000 shares of the Company's common stock will be authorized for issuance under the Long-Term Stock Program, including the 1,000,000 shares that are the subject of this Proposal 2. In general, shares subject to outstanding options or other awards under the Long-Term Stock Program that expire or otherwise terminate prior to the issuance of the shares subject to those options or awards will be available for subsequent issuance under the Long-Term Stock Program. Unvested shares issued under the Long-Term Stock Program and subsequently forfeited to or reaquired by the Company will be added back to the number of shares reserved for issuance under the Long-Term Stock Program and will accordingly be available for subsequent issuance. However, shares which are withheld from an award to satisfy tax withholding obligations, shares which are surrendered to fulfill tax obligations incurred under the Long-Term Stock Program, and shares surrendered in payment of the option exercise price upon the exercise of an option will not be available for reissuance under the Long-Term Stock Program.

        Subject to adjustment for certain changes in the Company's capitalization, no more than 1,000,000 shares in the aggregate may be granted in the form of stock options to a participant per fiscal year. Stockholder approval of this proposal will also constitute a reapproval of the 1,000,000 shares limitation for purposes of Internal Revenue Code Section 162(m).

        Subject to adjustment for certain changes in the Company's capitalization, not more than 1,000,000 shares in the aggregate may be issued as restricted stock and restricted stock unit awards under the Long-Term Stock Program, and no more than 200,000 shares may be issued as restricted stock or restricted stock units to any one participant during a fiscal year. As of February 28, 2007, a total of 335,460 shares remained available to be issued as restricted stock or restricted stock units under the Long-Term Stock Program. Accordingly, no more than 335,460 shares (subject to adjustment for certain changes in the Company's capitalization) will be issued in the form of restricted stock or restricted stock units following this meeting unless the stockholders approve a higher limit in the future.

Types of Awards

        Three types of awards may be granted under the Long-Term Stock Program: stock options, restricted stock and restricted stock units.

        Stock Options.    Nonqualified and incentive stock options may be granted under the Long-Term Stock Program. The Compensation Committee has the discretion to select eligible participants to receive options, and determine the type, number of shares, exercise price and other terms of options granted under the Long-Term Stock Program. No option may be granted at less than the current fair market value of the shares, which is defined as the closing price of the Company's common stock on the day before the grant date. As of February 28, 2007, the closing price per share of the Company's common stock was $50.41.

        Restricted Stock and Restricted Stock Units.    Shares of common stock that have restrictive conditions may be issued under the Long-Term Stock Program. The Compensation Committee has the discretion to select eligible participants to receive restricted stock, and determine the number of shares, purchase price (if any), conditions of restriction and other terms of restricted stock issued under the Long-Term Stock Program. A participant who receives an award of restricted stock will have stockholder rights, including voting and dividend rights, for those shares unless the Compensation Committee determines otherwise.

        The Compensation Committee may issue restricted stock units which entitle the participant to receive common stock underlying those units upon attainment of designated performance goals, the satisfaction of specified service requirements or upon the expiration of a designated time period following the vesting of those units. The Compensation Committee has the discretion to select eligible participants to receive restricted stock units, and to determine the number of shares, the vesting and other terms and conditions of the restricted stock units. The holders of restricted stock units will not have any stockholder rights until the underlying shares are actually issued. However, dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock on outstanding restricted units, subject to such terms and conditions as the Compensation Committee deems appropriate.

        Awards of restricted stock or restricted stock units are generally not considered performance-based compensation for exclusion from the $1 million limitation on nonperformance-based compensation pursuant to Section 162(m) of the Internal Revenue Code. To allow for the possibility that such awards may qualify for exclusion from the $1 million limitation, the Long-Term Stock Program provides the Compensation Committee with the discretionary authority to structure one or more stock issuances or restricted stock unit awards so that the shares subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals. The goals can be based on one or more of the following criteria:

  •
  return measures (including, but not limited to, return on assets, capital, investment, equity or sales);

  •
  earnings per share;

  •
  net income (before or after taxes) or operating income;

  •
  earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization;

  •
  sales or revenue targets;

  •
  market to book value ratio;

  •
  cash flow or free cash flow (cash flow from operations less capital expenditures);

  •
  market share;

  •
  cost reduction goals;

  •
  budget comparisons;

  •
  implementation, completion or progress of projects, processes, products or product lines strategic or critical to the Company's business operations;

  •
  measures of customer satisfaction;

  •
  share price (including, but not limited to, growth measures and total stockholder return);

  •
  working capital;

  •
  economic value added;

  •
  percentage of sales generated by new products;

  •
  progress of research and development projects or milestones;

  •
  growth in sales of products or product lines;

  •
  any combination of, or a specified increase in, any of the foregoing; and

  •
  the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Company's revenue or profitability or expand the Company's customer base.

        Performance goals may be based upon the attainment of specified levels of the Company's performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company's business groups or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. The attainment of performance goals may be measured including or excluding certain extraordinary items. The Compensation Committee will not have the discretion to accelerate the vesting of shares intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m).

        Restricted stock and restricted stock units will vest over a minimum of three years measured from the award date.

        Subject to adjustment for certain changes in the Company's capitalization, not more than 1,000,000 shares in the aggregate may be issued as restricted stock and restricted stock unit awards under the Long-Term Stock Program, and no more than 200,000 shares may be issued as restricted stock or restricted stock units to any one participant during a fiscal year. As of February 28, 2007, a total of 335,460 shares remained available to be issued as restricted stock or restricted stock units under the Long-Term Stock Program.

Stock Awards

        The table below shows the number of options granted under the Long-Term Stock Program between January 1, 2006 and February 28, 2007, to the individuals and groups indicated. Directors who are not employees are not eligible to participate in the Long-Term Stock Program (although they are eligible to participate in the Company's Nonemployee Directors Stock Incentive Program), and accordingly none of the Company's nonemployee directors have received options under the Long-Term Stock Program.

Name and Position	Options Granted (Number of Shares)	Weighted Average Exercise Price
Michael A. Mussallem Chairman of the Board and Chief Executive Officer	198,000	$43.91
Thomas M. Abate Corporate Vice President, CFO & Treasurer	71,000	$43.59
Stuart L. Foster Corporate Vice President	60,000	$43.91
Anita B. Bessler Corporate Vice President	53,000	$43.91
Corinne H. Lyle Corporate Vice President	53,000	$43.91
All current executive officers as a group (11 persons)	653,000	$43.88
All non-executive directors as a group (7 persons)	0	n/a
All employees, including current officers who are not executive officers, as a group (5,674 persons as of 02/28/07)	760,980	$44.67

        The following table sets forth the number of shares of the Company's common stock subject to restricted stock units awarded under the Long-Term Stock Program between January 1, 2006 and February 28, 2007 to the individuals and groups indicated:

Name and Position	Number of Shares Subject to Restricted Stock Units
Michael A. Mussallem Chairman of the Board and Chief Executive Officer	26,366
Stuart L. Foster Corporate Vice President	7,000
Thomas M. Abate Corporate Vice President, CFO & Treasurer	6,352
Anita B. Bessler Corporate Vice President	6,650
Corinne H. Lyle Corporate Vice President	6,000
All current executive officers as a group (11 persons)	78,888
All non-executive directors as a group (7 persons)	0
All employees, including current officers who are not executive officers, as a group (5,674 persons as of 02/28/07)	327,217

        As of February 28, 2007, options covering 9,738,295 shares of common stock and restricted stock units covering 727,426 shares were outstanding under the Long-Term Stock Program, 294,868 shares remained available for future option grants, restricted stock units or direct issuance, and 7,202,009 shares have been issued pursuant to the exercise of outstanding options and 53,119 shares have been issued upon vesting of restricted stock units under the Long-Term Stock Program.

        On April 4, 2007, the Company is scheduled to grant restricted stock unit awards in connection with the transition of certain longer service salaried exempt employees out of Baxter International Inc.'s pension plan as a result of the spin-off of the Company from Baxter International Inc. The number of restricted stock units to be awarded to each participant will be determined by dividing the amount equivalent to the participant's transition grant eligible earnings for 2006 by the fair market value of the Company's common stock on the date of grant. On February 15, 2007, the Board approved the transition grant eligible earnings for three named executives: Mr. Mussallem, Mr. Abate and Ms. Bessler. Please see footnote 5 to the Grants of Plan-Based Awards in Fiscal Year 2006 table, at page 36, for more information.

Amendment of the Long-Term Stock Program

        The Board may alter, amend, suspend or terminate the Long-Term Stock Program at any time and the Compensation Committee may amend awards previously granted. However, stockholder approval will be required for any amendment of the Long-Term Stock Program that (a) materially increases the number of shares available for issuance under the Long-Term Stock Program (other than pursuant to certain adjustments), (b) expands the type of awards available under the Long-Term Stock Program, (c) materially expands the class of participants eligible to receive awards under the Long-Term Stock Program, (d) materially extends the term of the Long-Term Stock Program, (e) materially changes the method of determining the option price under the Long-Term Stock Program or (f) deletes or limits any provision of the Long-Term Stock Program prohibiting the repricing of options. In addition, except for adjustments made in connection with changes in the Company's capitalization, the Compensation Committee may not amend outstanding options for the sole purpose of lowering the exercise price or to cancel and reissue options to lower the exercise price, without stockholder approval. Further, no termination, amendment or modification of the Long-Term Stock Program or amendment of previously granted awards may adversely affect in any material way a previously granted award, without the consent of the participant holding the award. The Long-Term Stock Program will terminate on April 1, 2010 unless extended.

Acceleration Upon Change in Control

        Upon a change in control (as defined in the Long-Term Stock Program), awards (other than performance-based awards) outstanding under the Long-Term Stock Program will immediately become 100% vested and exercisable and any restrictions will immediately lapse. A performance-based award is an award that vests based on factors other than just the participant's continuous employment or service. The Company has not granted any performance-based awards under the Long-Term Stock Program. The effect of a change in control on any performance-based award the Company may grant in the future would be determined by the Compensation Committee at the time the award was granted.

Adjustments in Authorized Shares

        In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, adjustments will be made to (i) the maximum number and class of shares issuable under the Long-Term Stock Program, (ii) the maximum number and class of shares for which options may be granted to a participant per fiscal year, (iii) the maximum number and class of shares for which restricted stock and restricted stock units may be issued in the aggregate and to any participant per fiscal year and (iv) the number and class of and/or price of shares subject to outstanding awards granted under the Long-Term Stock Program. Such adjustments will be made as deemed to be appropriate and equitable by the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights.

New Plan Benefits

        No options have been granted, and no direct stock issuances or restricted stock units have been awarded, on the basis of the 1,000,000 share increase which forms part of this Proposal 2.

Summary of Federal Income Tax Consequences

        The following summary describes the United States federal income taxation treatment applicable to the Company and the participants who receive awards under the Long-Term Stock Program.

        Option Grants.    Options granted under the Long-Term Stock Program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

        If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

        Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will generally recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will generally be allowed for the Company's taxable year in which such ordinary income is recognized by the optionee.

        Restricted Stock.    A recipient of restricted stock will generally recognize ordinary income when his or her shares vest, based on the then fair market value of the shares. The recipient, may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of issuance of the shares the fair market value of the shares at that time. The recipient will be required to satisfy the tax withholding requirements applicable to such income.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the recipient.

        Restricted Stock Units.    No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued. The amount of that income will be equal to the fair market value of the shares on the date of issuance. The holder will be required to satisfy the tax withholding requirements applicable to such income.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the holder.

        Deductibility of Executive Compensation.    The Company anticipates that any compensation deemed paid by the Company in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of the Company's executive officers. Accordingly, the compensation deemed paid with respect to options granted under the Long-Term Stock Program will remain deductible by the Company without limitation under Section 162(m). However, any compensation deemed paid by the Company in connection with restricted stock or restricted stock units issued under the Long-Term Stock Program will be subject to the $1 million limitation, unless the vesting of the stock or units is tied solely to one or more of the performance milestones described above.

        Accounting Treatment.    Under SFAS 123R, the Company was required to expense all share-based payments including option grants, restricted stock and restricted stock units, commencing January 1, 2006. Accordingly, option grants under the Long-Term Stock Program to the Company's employees will result in a direct charge to the Company's reported earnings in an amount equal to the fair value of the options as determined under SFAS 123R; the charge will be amortized over the vesting period.

        Any option grants made to nonemployees under the Long-Term Stock Program will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the fair value of the option over the period between the grant date of the option and the vesting date of each installment of the option shares.

        The number of outstanding options will be a factor in determining the Company's earnings per share on a fully-diluted basis.

        Restricted stock issued under the Long-Term Stock Program will result in a direct charge to the Company's reported earnings equal to the excess of the fair market value of the shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to the Company's reported earnings will be amortized over the vesting period. Similar accounting treatment will be in effect for any restricted stock units issued under the Long-Term Stock Program.

Equity Compensation Plan Information

        The following table provides information on the shares of common stock that may be issued upon exercise of options or rights outstanding as of December 31, 2006 under the Company's five equity compensation plans, which include the Long-Term Stock Program, Nonemployee Directors Program, 2001 Employee Stock Purchase Plan for United States Employees, 2001 Employee Stock Purchase Plan for International Employees and Executive Option Plan. The Company has never issued any warrants under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance(3)
Equity compensation plans approved by stockholders	10,874,027	(4)	$30.43	851,468	(5)
Equity compensation plans not approved by stockholders(6)	14,727	(7)	$6.90	386,256	(8)

Total	10,888,754			1,219,724

(1)
In accordance with the terms and conditions of the Long-Term Stock Program, option awards are not transferable to third parties for consideration.

(2)
The weighted average exercise price is calculated without taking into account 707,041 shares of common stock subject to outstanding restricted stock units that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(3)
The amounts indicated in this column exclude securities listed in the column titled "Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights."

(4)
This amount includes 707,041 shares of common stock subject to restricted stock unit awards that will entitle the holders to one share of common stock for each such unit that vests over the holders' period of continued service. This amount excludes purchase rights outstanding under the Company's 2001 Employee Stock Purchase Plan for United States Employees. Approximately 95,543 shares would be issuable under purchase rights outstanding under the 2001 Employee Stock Purchase Plan, assuming that the participation rate and purchase price of shares for the remaining quarterly purchases under each such outstanding right is the same as the participation rate and purchase price for such right for the quarter ended December 31, 2006.

(5)
As of December 31, 2006, the following number of shares of common stock remain available for future issuance under equity compensation programs approved by stockholders: (a) Long-Term Stock Program prior to amendment and restatement under Proposal 2—335,398; (b) Nonemployee Directors Program—224,383; and (c) 2001 Employee Stock Purchase Plan for United States Employees—291,687. If Proposal 2 is approved by the stockholders, 1,335,398 shares of common stock will be available for future issuance under the Long-Term Stock Program. If Proposal 3 is approved by the stockholders, 1,091,687 shares of common stock will be available for future issuance under the 2001 Employee Stock Purchase Plan for United States Employees.

(6)
Reflects information for the Executive Option Plan (the "EOP"), which was discontinued on December 31, 2004, and the 2001 Employee Stock Purchase Plan for International Employees (the "International ESPP").

  The EOP permitted executive officers and other key employees to receive options to purchase shares of mutual funds or common stock of the Company in lieu of all or a portion of their compensation from the Company. Each plan participant received an option to purchase securities with a grant date value of one and one-third dollars for every dollar of his or her compensation foregone, including any Company contributions, and an exercise price equal to one quarter of the fair market value of the underlying securities on the grant date. Prior to December 31, 2004, options were granted to purchase additional shares of mutual funds or common stock of the Company with a value equal to any dividends paid on the shares subject to the original options. After December 31, 2004, the Company paid an amount equal to such dividends in cash. Options generally became exercisable six months after the grant date, have a ten year term and may terminate earlier upon the termination of the optionee's service with the Company. Options granted prior to January 1, 2005 remain outstanding (with the latest expiration date of certain of such options being December 31, 2014).

  In 2001, the Company implemented the International ESPP pursuant to which 650,000 shares of common stock were initially reserved for issuance. Regular employees of participating international subsidiaries who are scheduled to work 20 hours or more per week and employees where local law requires the International ESPP be offered to them may participate in the International ESPP. Under the International ESPP, eligible employees may purchase shares of the Company's common stock at a discount with accumulated payroll deductions. Shares are purchased generally on the last day of each calendar quarter at a purchase price per share equal to 85% of the lower of (i) the fair market value per share of common stock on the employee's entry date into the two-year offering period, as fair market value is defined in the International ESPP, or (ii) the fair market value per share on the quarterly purchase date, as fair market value is defined in the International ESPP.

(7)
This amount excludes purchase rights outstanding under the International ESPP and represents only shares subject to option under the EOP. Approximately 20,699 shares would be issuable under purchase rights outstanding under the International ESPP, assuming that the participation rate and purchase price of shares for the remaining quarterly purchases under each such outstanding right is the same as the participation rate and purchase price for such right for the quarter ended December 31, 2006.

(8)
This amount represents 368,256 shares remaining available for issuance under the International ESPP.

Vote Required for Approval of the Long-Term Stock Program

        The affirmative vote of a majority of shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote is necessary for the approval of the amendment and restatement of the Long-Term Stock Program. If stockholder approval is not obtained, then the number of shares reserved under the Long-Term Stock Program will not be increased.

        Furthermore, if stockholder approval of this proposal is not obtained, then the Company will be unable to fully implement the long-term incentive component of its compensation strategy. If the Company is unable to fully implement its compensation strategy, the Company may have to provide more cash incentives to employees, which will limit the Company's ability to more closely align the interests of participating employees with those of stockholders and to use its cash for other purposes critical to the future success of the Company. In addition, the Company may not be able to attract and retain top talent who deem equity compensation important to their overall compensation package.

        The Board of Directors of the Company recommends a vote FOR the amendment and restatement of the Long-Term Stock Incentive Compensation Program.

PROPOSAL 3—AMENDMENT AND RESTATEMENT OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN FOR UNITED STATES EMPLOYEES

        The stockholders are being asked to approve an amendment and restatement of the Company's 2001 Employee Stock Purchase Plan for United States Employees (the "Purchase Plan"), which will increase the number of shares of common stock reserved for issuance under such plan from 1,500,000 shares to 2,300,000 shares. The 800,000-share increase to the Purchase Plan was adopted by the Board of Directors on February 15, 2007, subject to stockholder approval of this proposal at the Annual Meeting.

        The Purchase Plan is designed to allow the Company's eligible employees and the eligible employees of the Company's participating parent and subsidiaries (whether now existing or subsequently established) to purchase shares of common stock at periodic intervals through their accumulated payroll deductions. The Company has also implemented the 2001 Employee Stock Purchase Plan for International Employees pursuant to which employees of the Company's foreign subsidiaries may purchase shares on terms similar to the Purchase Plan. The maximum number of shares of common stock that may be issued under the International Plan is 650,000 shares.

        The Purchase Plan was initially adopted by the Board of Directors on February 8, 2001 and approved by the Company's stockholders at the 2001 Annual Meeting. The Purchase Plan was subsequently amended and restated by the Board of Directors on February 20, 2003 and on September 13, 2005.

        The following summary describes the principal features of the Purchase Plan, as amended and restated through February 15, 2007. This summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. A copy of the amended and restated Purchase Plan is attached as Appendix C to this Proxy Statement.

Administration

        The Purchase Plan is administered by the Compensation Committee. Such committee, as plan administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Share Reserve

        The number of shares of common stock reserved for issuance over the term of the Purchase Plan is currently limited to 1,500,000 shares. The authorized share reserve will increase to 2,300,000 shares if the share increase which is the subject of this Proposal 3 is approved at the Annual Meeting.

        In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, spin-off or similar event, equitable adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the number and class of securities and the market value and price per share in effect under each outstanding purchase right, and (iii) the maximum number of shares purchasable per participant with respect to any offering.

Offerings

        Shares of the Company's common stock will be offered under the Purchase Plan through a series of successive offerings. Unless the Compensation Committee determines otherwise, a new offering will commence on the first day of each calendar quarter. Each offering commencing prior to July 1, 2007 was of a duration of two years. Each offering commencing on or after July 1, 2007 will have a duration of one year unless otherwise determined by the Compensation Committee. Shares will be purchased on the last business day of each calendar quarter in an offering (or such other dates determined by the Compensation Committee).

        At the time the participant joins an offering, he or she will be granted a purchase right to acquire shares of the Company's common stock on each purchase date during that offering. All payroll deductions collected from the participant for the offering period will be automatically applied to the purchase of common stock on such purchase dates, subject to certain limitations summarized below in the section entitled "Special Limitations."

Eligibility and Participation

        Any individual who is employed on a basis under which he or she is scheduled to work for more than twenty hours per week in the Company's employ or the employ of any of the Company's participating parent or subsidiaries (including any corporation which subsequently becomes such a participating parent or subsidiary at any time during the term of the Purchase Plan) will be eligible to participate in the Purchase Plan.

        Each individual who is an eligible employee on the start date of any offering may elect to participate in that offering, provided he or she does so during the enrollment period prescribed for that offering. As of February 28, 2007, approximately 4,399 employees were eligible to participate in the Purchase Plan.

Payroll Deductions and Stock Purchases

        Each participant may authorize periodic payroll deductions in any multiple of one percent (up to a maximum of twelve percent) of his or her base pay to be applied to the acquisition of common stock at quarterly intervals. Accordingly, on each such purchase date (generally the last business day of each calendar quarter), the payroll deductions of each participant accumulated for the offering ending on that purchase date will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for that purchase date.

        For purposes of the Purchase Plan, the base pay of each participant will include his or her base salary plus commissions.

Purchase Price

        The purchase price of the common stock acquired on each quarterly purchase date will be equal to eighty-five percent of the lower of (i) the fair market value per share of common stock on the start date of the offering or (ii) the fair market value on the purchase date.

        The fair market value per share of common stock on any particular date other than a purchase date under the Purchase Plan will be deemed to be equal to the closing selling price per share on the last trading day prior to such date on the New York Stock Exchange and the fair market value per share of common stock on a purchase date will be deemed to be equal to the closing selling price per share on such date on the New York Stock Exchange. On February 28, 2007, the fair market value of the Company's common stock determined on such basis was $50.41 per share.

Special Limitations

        The Purchase Plan imposes certain limitations upon a participant's rights to acquire common stock, including the following limitations:

  •
  Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

  •
  Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the Company's outstanding stock or the outstanding stock of any of the Company's affiliates.

  •
  No participant may purchase during any one offering more than 10,000 shares of common stock.

Termination of Purchase Rights

        The participant may withdraw from the Purchase Plan at any time up to the last business day of the offering, and his or her accumulated payroll deductions for that offering period will be refunded.

        The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the offering in which such cessation of employment or loss of eligibility occurs will be applied to the purchase of common stock on the next purchase date.

Stockholder Rights

        No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

        No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control

        Upon a change in control (as defined in the Purchase Plan), all outstanding purchase rights will either be assumed by the successor entity and continued in effect or will be automatically exercised immediately prior to the effective date of such acquisition. In the event of such automatic exercise, the purchase price will be equal to eighty-five percent of the lower of (i) the fair market value per share of common stock on the start date of the offering in which such acquisition occurs or (ii) the fair market value per share of common stock immediately prior to such acquisition.

Share Pro-Ration

        Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the Compensation Committee will make a pro-rata allocation of the available shares on a uniform and equitable basis, and the balance of payroll deductions of each participant will be refunded.

Amendment and Termination

        The Board of Directors may amend or terminate the Purchase Plan at anytime. However, the board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan (except as permissible adjustments in the event of changes to the Company's capitalization) or (ii) modify the requirements for eligibility to participate in the Purchase Plan.

New Plan Benefits

        No purchase rights will be granted, and no shares will be issued, on the basis of the share increase subject to this proposal unless such proposal is approved by the stockholders at the Annual Meeting.

Stock Purchases

        The following table sets forth, as to individuals and groups indicated, the number of shares of common stock purchased under the Purchase Plan between January 1, 2006 through February 28, 2007, together with the weighted average purchase price paid per shares.

Purchase Plan Transactions

Name and Position	Number of Purchased Shares	Weighted Average Purchase Price Per Share($)
Michael A. Mussallem Chairman of the Board and Chief Executive Officer	0	$0
Thomas M. Abate Corporate Vice President, CFO & Treasurer	0	$0
Stuart L. Foster Corporate Vice President	563	$37.34
Anita B. Bessler Corporate Vice President	563	$37.40
Corinne H. Lyle Corporate Vice President	567	$37.51
All current executive officers as a group (11 persons)	4,030	$35.83
All employees, including current officers who are not executive officers, as a group (1,301 persons)	214,756	$36.41

Federal Tax Consequences

        The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering or within one year after the purchase date, in which such shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

        If the participant sells or disposes of the purchased shares more than two years after the start date of the offering in which the shares were acquired and more than one year after the purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of that offering, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

        If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or

(ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering in which those shares were acquired.

Accounting Treatment

        Pursuant to the accounting principles applicable to employee stock purchase plans such as the Purchase Plan, the fair value of each purchase right granted under the Purchase Plan will be charged as a direct compensation expense to the Company's reported earnings over the offering period to which that purchase right pertains. The fair value of each such purchase right will be determined as of its grant date.

Vote Required for Approval of the Purchase Plan

        The affirmative vote of a majority of shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote is necessary for the approval of the amendment and restatement of the Purchase Plan. If stockholder approval is not obtained, then the number of shares reserved under the Purchase Plan will not be increased.

        The board believes that it is in the Company's best interests to provide the Company's employees with the opportunity to acquire an ownership interest in the Company through their participation in the Purchase Plan and thereby encourage them to remain in the Company's employ and more closely align their interests with those of the stockholders.

        The Board of Directors of the Company recommends a vote FOR the amendment and restatement of the Purchase Plan.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. PricewaterhouseCoopers LLP also performs certain non-audit services for the Company. Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors believes that it is a good corporate governance practice to follow. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

        The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2007.

FEES PAID TO PRINCIPAL ACCOUNTANTS

        During 2006, the Company retained its independent registered public accounting firm, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

	2006	2005
	(in millions)
Audit Fees	$1.8	$1.9
Audit Related Fees	—	—
Tax Fees	0.7	0.6
All Other Fees	—	—

Audit Fees

        Amounts paid under "Audit Fees" includes aggregate fees for the audit of the Company's consolidated financial statements, which included PricewaterhouseCoopers LLP's attestation report on management's assessment of the effectiveness of the Company's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act and the three quarterly reviews of the Company's reports on Form 10-Q and other SEC filings.

Audit Related Fees

        There were insignificant or no amounts paid under "Audit Related Fees" in 2006 and 2005.

Tax Fees

        Amounts paid under "Tax Fees" in 2006 were for tax compliance ($0.5 million) and consulting ($0.2 million), and in 2005 were for tax compliance ($0.3 million) and consulting ($0.3 million).

All Other Fees

        There were insignificant or no amounts paid under "All Other Fees" in 2006 and 2005.

        The Audit Committee has considered the compatibility of the non-audit services provided by PricewaterhouseCoopers LLP with their independence.

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company's independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee at least annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. The Audit Committee may delegate, and has delegated, pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The annual Audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides disclosure about the objectives and policies underlying the Company's compensation programs for its chairman and chief executive officer (the "Chairman and CEO") and the other executive officers identified in the Summary Compensation Table that follows this discussion and analysis (collectively, the "named executive officers"). The Company's compensation programs for the named executive officers are approved by the Compensation and Governance Committee (the "Compensation Committee") of the Board of Directors.

Compensation Philosophy and Objectives for the Named Executive Officers

        The Company's compensation programs are designed to attract, retain, motivate and engage executives with superior leadership and management capabilities and to create stockholder value. Within this overall philosophy, the Company's objectives are to:

  •
  provide compensation that is competitive;
  •
  offer programs that emphasize performance-based compensation over fixed salary; and
  •
  align the financial interests of executives with those of the Company's stockholders.

        The Company strongly believes that a significant amount of pay for the named executive officers should be comprised of short and long-term incentives, or at-risk pay, to focus the executives on tactical and strategic initiatives. The amount of such pay is dependent on achievement of annual Company and individual performance goals and long-term increases in the value of Company stock.

        The compensation package for each named executive officer consists primarily of (a) competitive base salary, (b) annual cash incentive pay based on attainment of pre-established Company goals and individual performance and (c) long-term stock-based incentive awards designed to align the interests of the named executive officers with those of the Company's stockholders.

Compensation Process

        The Compensation Committee has retained Ernst & Young LLP as an independent compensation consultant to assist in evaluating executive compensation programs and providing competitive data for use in setting the compensation for the named executive officers. In addition, the Chairman and CEO and the Company's corporate vice president, human resources, provide recommendations to the Compensation Committee regarding compensation for the named executive officers (other than the Chairman and CEO) based on their evaluation of individual performance. The Compensation Committee has the discretion to modify any recommended compensation.

        The Company targets each named executive officer's total cash compensation (base salary and annual incentive pay) and total direct compensation (total cash compensation plus equity) to be at approximately the median for comparable positions at competitive peer companies. In determining the appropriate level of each component of compensation for a named executive officer, the Compensation Committee also reviews and evaluates the performance of the Company, and the executive's level of individual performance and potential to contribute to the Company's future growth. Accordingly, a named executive officer's actual compensation may be higher or lower than the median for his or her position. Consistent with the Company's philosophy of emphasizing pay for performance, the total cash compensation packages are designed to pay above the target when the Company exceeds its goals and below the target when the Company does not achieve its goals. For purposes of establishing the value of equity awards, stock options are valued using the Black-Scholes valuation model, and restricted stock and restricted stock units are valued at the fair market value of the underlying shares at the grant date.

Competitive Data

        In order to establish competitive compensation market data for the named executive officers, the Compensation Committee's independent compensation consultant provides compensation data using public proxy information from companies primarily in the medical device industry based on their market capitalization, revenue, complexity, competition for executive talent and geographic location (the "Comparator Group"). The Comparator Group is currently comprised of the following companies: Advanced Medical Optics, Inc.; Arrow International, Inc.; Baxter International Inc.; Beckman Coulter, Inc.; Becton Dickinson & Co., Biomet, Inc.; Boston Scientific Corporation; C. R. Bard, Inc.; Digene Corporation; ev3 Inc.; Foxhollow Technologies, Inc.; Gen-Probe, Inc.; Genzyme Corp.; Hospira, Inc.; Integra Lifesciences Holding Corp.; Medtronic, Inc.; ResMed, Inc.; Respironics, Inc.; St. Jude Medical, Inc.; and Varian Medical Systems, Inc. The Company ranked approximately at the median of this group in terms of market capitalization. The composition of the Comparator Group is reviewed periodically to monitor the appropriateness of the profiles of the companies included so that the group continues to reflect the Company's competitive market and provides statistical reliability. The Comparator Group was last reviewed in September 2006.

        The Company also uses compensation data for companies in the high technology, life sciences and medical device industries reported in the following nationally recognized surveys: Buck Executive Total Direct Compensation Survey, Hewitt Total Compensation Management Executive Compensation United States, Radford Biotechnology Survey, Radford U.S. Executive Survey, Mercer Benchmark Database (Executive Positions), Watson Wyatt Survey of Top Management Compensation, and Top 5 Medic Executive Compensation Survey.

2006 Analysis

        When compared to the competitive data, the total cash compensation paid to the Company's named executive officers for the 2006 fiscal year was approximately 15% below the median paid by the Comparator Group. The significant difference in the total cash compensation from the median is primarily due to the reduced cash incentive payouts as a result of achievement of the Company's performance goals at less than target.

Elements of Compensation

        The three primary components of compensation—base salary, annual incentive pay and long-term incentive awards—are discussed below. Each of these components promotes one or more of the Company's objectives of designing executive compensation that is competitive, performance-based and aligns the interests of the executives with the Company's stockholders.

        Base Salary.    In determining a named executive officer's base salary, the Compensation Committee considers the following factors in addition to competitive data: responsibilities, tenure, prior experience and expertise; individual performance as measured against performance management objectives that are set at the beginning of the year; future potential; and internal equity. The Compensation Committee reviews each named executive officer's base salary each year in February and any approved changes are effective beginning the first pay period in April. The base salary for the Chairman and CEO is established in a similar manner and is described more fully under "Employment and Post-Termination Agreements," below.

        Base salaries in 2006 for the named executive officers were increased by approximately 3.9% from the level in effect for 2005 to reflect competitive wage inflation. The base salary of the chief financial officer further increased to reflect the additional duties and responsibilities in connection with his promotion to that position.

        For 2006, base salary for the named executive officers was, on average, at approximately the median of the Comparator Group and comprised approximately 21% of their total direct compensation.

        Annual Incentive Pay.    All of the named executive officers and many other management and non-management level salaried employees (approximately 850 employees including the named executive officers) participate in the Edwards Incentive Plan. Participants in the Edwards Incentive Plan receive annual cash bonuses that are tied to the achievement of corporate financial measures and operating goals, and to achievement of individual performance objectives. The Compensation Committee, in collaboration with the Chairman and CEO, sets annual incentive performance goals each year based on the financial and operating goals in the Company's business plan for the year. Actual bonus payouts for the year are determined when achievement of the predetermined corporate and individual goals are known, and individual performance can be assessed. The maximum amount payable under the Edwards Incentive Plan to any participant for 2006 was limited to $1,508,000.

        The following illustration shows how the incentive pay target is multiplied by several factors (financial measurement achievement, key operating drivers achievement, and individual performance management objective achievement) to determine an individual's bonus payout, subject to the limitation that an individual's bonus payout may not exceed 200% of the incentive pay target:

        Incentive Pay Target.    The Compensation Committee establishes an annual target award for each named executive officer so that the target total cash compensation (base salary plus annual incentive) for such executive (other than the Chairman and CEO) will be at approximately the median of the Comparator Group. The target award for the Chairman and CEO ($1,508,000 for 2006) was established at twice his base salary so as to provide the Compensation Committee with the ability to apply only negative discretion (as required for compliance with Internal Revenue Code section 162(m) relating to the maximum tax deduction for nonperformance-based compensation) in determining his actual bonus payout.

        Financial Measure Achievement.    The Incentive Pay Target is multiplied by the percentage of the pre-established Company financial goals attained. This percentage may range from 25% if the minimum level specified for each financial goal is achieved to 150% if the Company achieved the maximum level specified for each financial goal. No bonus is paid if actual performance associated with each Company financial goal is not in excess of a pre-established minimum threshold.

        For 2006, the Company's financial goals, and the corresponding weightings, were as follows: revenue growth (45% weighting); net income (35% weighting); and free cash flow (20% weighting).

        Key Operating Driver Achievement.    The potential bonus is further modified by a factor based on the level of achievement of pre-established operating goals (the "Key Operating Drivers"). The Key Operating Drivers for 2006 included: executing growth opportunities; achieving specific sales goals on certain key growth priorities; attaining a specified on-time achievement level of key product development milestones; and achieving specific sales goals for certain strategic product lines. At the time the financial and operational goals were finalized for 2006, substantial uncertainty existed as to the actual attainment of the goals.

        Individual Performance Management Objective Achievement.    The personal objectives for each named executive officer (other than the Chairman and CEO) is established collaboratively by the Chairman and CEO and each such executive, and were intended to focus each executive's attention on the achievement of the financial and operations goals within his or her individual areas of responsibility. For the Chairman and CEO, the Compensation Committee established personal objectives based on the following factors: execution of the Company's strategic plan; overall financial performance and performance against Key Operating Drivers; increase in stockholder value; talent attraction and retention; innovation and product leadership; Board leadership; and corporate citizenship.

        Committee Review Process.    The Compensation Committee meets each February to review and approve annual incentive payouts for the prior year and sets incentive performance targets for the current year. The Compensation Committee may adjust the bonus levels (only downward for the Chairman and CEO and upward or downward for the other named executive officers) based on achievement of corporate financial and operating goals, individual performance objectives, and other factors (for example, total shareholder return and achievement of strategic objectives) the Compensation Committee determines appropriate. In February 2007, after reviewing the Company's 2006 performance versus financial and operational goals, total shareholder return performance, and business segment performance, the Compensation Committee awarded incentive bonuses totaling approximately $970,000 to the named executive officers. The amount awarded to the named executive officers, as a group, represented 61% of the incentive pay target for the named executive officers (including the Chairman and CEO). The amount awarded to each named executive officer for 2006 year is reported in the Summary Compensation Table and reflects any discretionary adjustments made by the Compensation Committee. The bonuses were paid in March 2007.

        Long-Term Incentive Awards.    The long-term incentive awards are designed to: (i) enhance the value of the Company (and, ultimately create stockholder value) by aligning participants' interests more closely to those of the Company's stockholders and by providing participants with an incentive to manage the Company from the perspective of an owner; and (ii) retain qualified employees.

        The Company grants long-term incentive awards in the form of stock options and restricted stock units to approximately 420 employees (including the named executive officers) under the Long-Term Stock Incentive Compensation Program (as amended, the "Long-Term Stock Program"). The Long-Term Stock Program was last approved by the stockholders in May 2006. Stock options align executive interests with stockholders' interests because options have value only if the stock price increases subsequent to the date the stock option is awarded. Prior to 2005, the Company granted long-term incentive awards only in the form of stock options. Restricted stock units were introduced into the long-term incentive program beginning in 2005 to enhance retention and reduce stockholder dilution. Restricted stock units entitle the recipient to receive shares of the Company's common stock at the time of vesting without payment from the recipient. The combination of options and restricted stock units allows the Company to maintain a competitive compensation program.

        At the Compensation Committee meeting immediately preceding the stockholder meeting in May of each year, the Compensation Committee determines the size of the long-term incentive award for each named executive officer based on competitive total direct compensation targets for the executive along with such executive's level of responsibilities, ability to contribute to and influence long-term results of the Company, and individual performance. Of these factors, the ability to influence the Company's long-term goals and individual performance are weighted most heavily. In keeping with the Company's commitment to provide a total compensation package that emphasizes at-risk components of pay, long-term incentives for 2006 comprised, on average, 70% of the value of the named executive officers' total direct compensation package.

        For 2006, a benchmark guideline expressed as a dollar value was established for each named executive officer. Using the recommended benchmark guideline, the Chairman and CEO evaluated each executive's performance (other than himself), as discussed previously (see "Compensation Process," above), and established specific recommendations for the Compensation Committee's consideration. Accordingly, individual executive awards may and do vary from the benchmark guideline. The Compensation Committee evaluated the Chairman and CEO's performance using the same criteria as discussed above in "Compensation Process" to establish the appropriate award for the Chairman and CEO.

        For 2006, the approved long-term incentive value was delivered using a combination of stock options and restricted stock units: 70% of the value was delivered using stock options (with the number of option shares calculated based on the Black-Scholes value on the date of grant as determined for financial reporting purposes) and the remaining 30% of the value was delivered in the form of restricted stock units. Stock options were more heavily weighted in the allocation to focus the named executive officers on the creation of stockholder value over the long term.

        Stock options awarded in 2006 to the named executive officers and other employees have an exercise price equal to the closing price on the day preceding the date of Compensation Committee approval. As discussed above, the Compensation Committee approved the 2006 awards at its meeting in May 2006 that immediately preceded the 2006 meeting of stockholders. These stock options vest annually over four years and have a seven-year term.

        Restricted stock units awarded in 2006 to the named executive officers and other employees become 50% vested on the third anniversary of the grant and 100% vested on the fourth anniversary of the grant.

        The awards made to the named executive officers (including a special award of 25,000 options made to the chief financial officer in February 2006 in connection with his appointment to such position) are set forth in the accompanying Grants of Plan-Based Awards in Fiscal Year 2006 table.

Stock Ownership Guidelines

        To create additional owner commitment and to emphasize shareholder value creation, the Company adopted stock ownership guidelines for its named executive officers (and other executives) beginning in September 2000, shortly after the Company's inception. Stock ownership guidelines were to be satisfied by September 2005 for named executive officers who were executives in September 2000, and within five years of becoming an executive officer for those named executive officers who became executive officers subsequent to September 2000. Under these guidelines, the Chairman and CEO is required to own shares of Company stock with an aggregate market value equal to six times his current base salary; the other named executive officers are required to own shares with an aggregate market value equal to three times the executive's current annual base salary. Shares that count toward meeting the guidelines include the shares held directly or under Company plans, restricted stock and restricted stock units, and 25% of the value of vested in-the-money stock options. Executives who have met guidelines are expected, absent unusual circumstances, to maintain compliance with their target ownership levels. Target ownership levels are adjusted as the executives' annual base salaries change. As of December 31, 2006, each named executive officer had achieved, or is on schedule to achieve, his or her targeted level of stock ownership within the allotted time.

Market Timing of Equity Awards

        The Company does not have any program, plan or practice to time option grants to its named executive officers (or any other optionee) in coordination with the release of material non-public information. Annual equity awards for the named executive officers and other salaried employees are made at the Compensation Committee meeting immediately preceding the stockholder meeting in May of each year. Any other equity awards to named executive officers, including grants to new hires, are made on the date of the next available Compensation Committee meeting following the event giving rise to the grant, and the grant date of such award is the date upon which the award is approved by the Compensation Committee.

Benefits

        The named executive officers are eligible to participate in employee benefit programs generally offered to other employees of the Company. These benefits generally provide, on average, 5% of the value of the named executive officer's total compensation. In addition, the Company provides certain other perquisites to its named executive officers that are not generally available to the Company's employees. These perquisites are described below and reported in the Summary Compensation Table.

        The Company's perquisites program for the named executive officers includes: (i) a monthly car allowance (of $1,100 for the Chairman and CEO and $900 for the other named executive officers); (ii) reimbursement for an annual executive physical examination (generally ranging from $1,500 to $3,500); and (iii) a flexible allowance (up to an annual maximum for 2006 of $40,000 (plus the cost of one club membership) for the Chairman and CEO and $15,000 for the other named executive officers) for reimbursement of: airline club membership dues; cost of cellular phone equipment; club membership dues; financial planning expenses; home office equipment; and spousal travel to accompany the executive on business trips. Any unused portion of the flexible allowance is forfeited. The perquisite program components and reimbursement levels are reviewed periodically by the Committee to monitor competitiveness.

Deferred Compensation

        The Company has adopted a deferred compensation plan for the named executive officers and certain other management employees to enable them to save for retirement by deferring their income and the associated tax to a future date or termination of employment. Under the Executive Deferred Compensation Plan (the "EDCP"), the named executive officers and other key employees have the opportunity to defer compensation earned after December 31, 2004, to future dates specified by the participant with a return based on investment alternatives selected by the participant. The Company believes that the EDCP is comparable to similar plans offered by companies in the Comparator Group.

        In 2001, the Company adopted a nonqualified option plan, the Executive Option Plan (the "EOP"), for the benefit of its executives and other key employees. The EOP permitted participants to elect to forego all or a portion of their compensation (base salary and bonus) and receive instead options to purchase shares of mutual funds or common stock of the Company. The Company discontinued participation in the EOP on December 31, 2004. The outstanding options under the EOP are fully vested. The participating named executive officers are entitled to receive payment of dividend equivalents on outstanding options they hold under the EOP in accordance with the terms of the EOP.

        The amounts deferred and accrued under the EDCP and the EOP for the named executive officers are reported below in the Summary Compensation Table and the Nonqualified Deferred Compensation Table.

Employment and Post-Termination Agreements

        The Company has entered into an employment agreement with its Chairman and CEO as well as change in control severance agreements with the Chairman and CEO and the Company's other named executive officers as discussed below. Those other named executive officers are eligible to participate in a severance plan for eligible employees to receive severance benefits upon an involuntary termination of employment due to the elimination of their position or a reduction in workforce.

        Chief Executive Officer Employment Agreement.    On December 1, 2000, the Company entered into an employment agreement with the Chairman and CEO, Mr. Michael Mussallem. The agreement, which was negotiated and approved by the Compensation Committee in connection with the spin-off of the Company from Baxter International Inc., provided for an initial annual base salary of $525,000, bonus and long-term incentive awards as determined by the Board and, in certain circumstances, severance payments upon termination of employment.

        Mr. Mussallem's base salary has been reviewed and adjusted annually based on (i) the Committee's review of the Comparator Group data in consultation with the Compensation Committee's compensation consultant and (ii) Mr. Mussallem's performance. The Compensation Committee followed the same philosophy and programs described above for executives in determining 2006 compensation for Mr. Mussallem. In addition, the Compensation Committee reviewed a tally sheet prepared by its independent compensation consultant which affixed a dollar amount to all components of Mr. Mussallem's compensation, including current compensation, equity awards, benefits and potential severance payments. Based on this review, his annual base salary for 2006 was set at $754,000, which represented an increase of 4% from 2005, his incentive pay target was set at 200% of his base salary, and he was awarded 198,000 stock options and 24,000 restricted stock units. For 2006, the Compensation Committee applied negative discretion and awarded Mr. Mussallem a bonus of $459,940 based on attainment of the specified corporate goals and his personal performance. The Compensation Committee believes, after reviewing Mr. Mussallem's total direct compensation, individual performance and contribution to the Company's financial results during 2006, that Mr. Mussallem's total compensation and each component thereof were in line with the Company's compensation philosophy and objectives.

        In February 2007, the Compensation Committee approved a $30,000 increase (3.98%) in Mr. Mussallem's base salary, to $784,000. This increase is competitive and consistent with the increases for the Company as a whole. The Compensation Committee approved an incentive pay target of $1,568,000, twice Mr. Mussallem's base salary for 2007, consistent with prior years. The Compensation Committee also approved Mr. Mussallem's personal performance objectives for 2007.

        If Mr. Mussallem is involuntarily terminated by the Company without "cause," as defined in the employment agreement, the Company is required to pay certain severance benefits if he is not receiving the severance benefits under his change in control severance agreement. The material terms of the severance arrangement are described in the section "Potential Payments Upon Termination or Change in Control," below. Mr. Mussallem's employment agreement also provided for an interest-free five-year loan to purchase a primary residence. The loan, made by the Company in December 2001 to Mr. Mussallem, was fully repaid by Mr. Mussallem in December 2006.

        Change in Control Severance Agreements.    The Company has entered into agreements with its named executive officers pursuant to which such individuals would be provided certain payments and benefits in the event of termination of employment following a change in control of the Company. The Company believes that this program enhances the likelihood of retaining the services of such officers in the event the Company was to become an acquisition target and allows the named executive officers to continue to focus their attention on the Company's business operations, stockholder value and the attainment of long-term and short-term objectives without undue concern over their employment or financial situations.

        Each agreement provides that the named executive officer will be entitled to severance benefits upon his or her involuntary termination or constructive termination within 24 months following a change in control of the Company. The Chairman and CEO will also receive severance benefits upon a voluntary termination of his employment at any time during the thirteenth month following a change in control. If any payments to a named executive officer would be subject to excise tax under Internal Revenue Code section 4999, the Company will pay an additional gross-up amount for any excise tax and federal, state and local income taxes, such that the net amount of the payments would be equal to the net payments after income taxes had the excise and resulting gross-up not been imposed. The level of severance benefits were established based on a review of severance benefits paid by similar companies. This review was conducted by the Company's compensation consultant at the time the Company became an independent public company. A subsequent review was conducted by the Compensation Committee's independent compensation consultant in January 2006. That analysis indicated that the benefits being provided under these agreements to the Chairman and CEO, and to the other named executive officers, were competitive. The material terms of the agreement are described in the section "Potential Payments Upon Termination or Change in Control," below.

        The Company believes that the level of severance payments is fair and reasonable based on the years of service of the named executive officers and the value the Company would derive from the services provided by the executives with change in control agreements prior to, and following, a change in control.

Tax and Accounting Implications

        Policy Regarding Section 162(m).    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for annual compensation deemed paid to the named executive officers to $1 million per individual, unless that compensation qualifies as performance-based under Section 162(m). The Compensation Committee considers the impact of this tax code provision and attempts, to the extent practical, to implement compensation policies and practices that maximize the tax benefits to the Company's stockholders. The Long-Term Incentive Program is a stockholder approved plan which has been structured so that any compensation deemed paid in connection with the exercise of stock options will qualify as performance based compensation not subject to the $1 million limitation. The award to the Chairman and CEO under the Edwards Incentive Plan was structured to qualify as performance-based compensation and should not be subject to the $1 million limitation. Non-performance based compensation paid to the executive officers in 2006 did not exceed the $1 million limitation. In the future, the Compensation Committee may structure awards to such officers to be performance-based under Section 162(m). However, the Compensation Committee recognizes the importance of preserving the Company's ability to design compensation programs to attract and retain skilled and qualified individuals in a highly competitive market. The Compensation Committee will continue to design salary, annual incentive bonuses and long-term incentive compensation in a manner that the Compensation Committee believes prudent or necessary to hire and retain the Company's named executive officers, and some of the compensation deemed paid to these executives may be nondeductible.

        Accounting for Stock-Based Compensation.    Effective January 1, 2006, the Company commenced accounting for stock-based payments in accordance with FASB Statement 123(R). The fair value of each award is estimated on the date of grant and expensed in the income statement over the vesting period for the award.

2007 Compensation Decisions

        At its February 2007 meeting, the Compensation Committee approved base salary increases of approximately 4% for the named executive officers (including the 3.98% increase for Mr. Mussallem referred to above) to maintain competitiveness as a result of wage inflation. The Compensation Committee also approved other base salary increases to recognize changes in positions and responsibilities for certain executives. In addition, the Compensation Committee established the incentive pay targets for each named executive officer, and established the Company's 2007 financial and operational goals under the Edwards Incentive Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth a summary, for the year ended December 31, 2006, of the compensation of the principal executive officer, the principal financial officer, and the three most highly compensated executive officers of the Company (not including the principal executive officer and the chief financial officer) whose total compensation for the 2006 fiscal year was in excess of $100,000 and who were serving as executive officers at the end of 2006. No other executive officers that would have otherwise been includable in such table on the basis of total compensation for the 2006 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year. The five individuals identified in the Summary Compensation Table are referred to as the "named executive officers" throughout this disclosure.

Summary Compensation Table

Name and Principal Position	Year	Salary $(1)	Stock Awards $(2)	Option Awards $(2)	Non-Equity Incentive Plan Compensation $(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(4)	All Other Compensation $(5)	Total $
Michael A. Mussallem Chairman of the Board and Chief Executive Officer	2006	747,308	921,649	2,147,346	459,940	94,444	263,581	4,634,268
Thomas M. Abate Corporate Vice President, CFO & Treasurer	2006	307,231	124,356	537,534	109,800	7,407	31,976	1,118,304
Stuart L. Foster Corporate Vice President	2006	410,385	155,446	873,280	152,500	34,277	50,337	1,676,265
Anita B. Bessler Corporate Vice President	2006	349,769	190,177	711,038	102,480	21,057	37,298	1,411,819
Corinne H. Lyle Corporate Vice President	2006	359,231	157,168	552,719	144,265	462	49,204	1,263,049

(1)
Amounts shown include amounts that were deferred into the Executive Deferred Compensation Plan ("EDCP") as follows: Mr. Mussallem—$89,077; Mr. Abate—$82,102; Mr. Foster—$73,333; Ms. Bessler—$71,483; and Ms. Lyle—$15,970. The EDCP provides officers and other key employees the opportunity to defer compensation to future dates specified by the participant with a return based on investment alternatives selected by the participant. The EDCP is more fully described in the section following the Nonqualified Deferred Compensation Plans table below.

(2)
Amounts disclosed reflect the dollar amount recognized for financial statement reporting purposes for the 2006 fiscal year for stock awards or options granted during or prior to 2006, computed in accordance with FAS 123R disregarding the estimate of forfeitures during the year. The assumptions on which such amount is based are described in footnote 12 to the Consolidated Financial Statements in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on March 1, 2007. There were no forfeitures in 2006.

(3)
Amounts shown were earned under the Edwards Incentive Plan based on achievement of performance criteria for 2006. Amounts shown include amounts that were deferred into the EDCP as follows: Mr. Mussallem—$0; Mr. Abate—$21,960; Mr. Foster—$45,750; Ms. Bessler—$10,248; and Ms. Lyle—$57,706. Amounts earned but not deferred were paid to the executives in 2007.

(4)
Reflects dividend equivalents paid in cash under the Company's Executive Option Plan. Please refer to the section following the Nonqualified Deferred Compensation Plans table below for a description of the plan.

(5)
"All Other Compensation" includes the following amounts paid by the Company for the fiscal year ended December 31, 2006. The amounts disclosed are the actual costs to the Company of providing these benefits.

Type of Compensation	Mr. Mussallem	Mr. Abate	Mr. Foster	Ms. Bessler	Ms. Lyle
401(k) Company Match	$8,800	$8,800	$8,800	$8,800	$8,800
EDCP Company Contribution	$50,650	$4,911	$14,740	$14,188	$12,767
Car Allowance	$13,200	$10,800	$10,800	$10,800	$10,800
Reimbursement for Financial Planning Expenses	$40,000	—	$9,887	—	$11,908
Reimbursement for Club Membership Dues	$2,853	$5,940	$250	$300	$2,812
Reimbursement for Home Office Supplies	—	$333	$4,863	$2,190	$280
Reimbursement for Annual Physical Examination Expenses	$3,224	$655	—	—	$1,007
Spousal Travel	—	**	**	—	—
Life Insurance Premiums	$1,854	$537	$1,037	$1,020	$830
Imputed Interest on Loan*	$143,000	—	—	—	—
Totals	$263,581	$31,976	$50,337	$37,298	$49,204

*
Calculation of imputed interest assumes an interest rate of 5.61% and 0.56 points amortized over 30 years. Mr. Mussallem fully repaid the loan on December 4, 2006.

**
No incremental cost to the Company.

Grants of Plan-Based Awards in Fiscal Year 2006

        The following table provides certain summary information concerning each grant of an award made to named executive officers in 2006 under a compensation plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock/Units (#)		All Other Option Awards; Number of Securities Underlying Options(#)
										Exercise or Base Price of Option Awards ($/Sh)(3)				Grant Date Fair Value of Stock and Option Awards(4)
												Closing Price on Grant Date
Name	Grant Date(1)	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Michael A. Mussallem	4/4/2006 5/11/2006	2/16/2006 5/11/2006	—	$754,000	$1,508,000	2,366 24,000	(5) (6)	198,000	(8)		$43.91		$44.20	$ $	102,755 3,651,600
Thomas M. Abate	2/16/2006 4/4/2006 5/11/2006 5/11/2006	2/16/2006 2/16/2006 5/11/2006 5/11/2006	—	$150,000	$300,000	215 6,000 137	(5) (6) (7)	25,000 46,000	(9) (8)	$ $	43.00 43.91	$ $	43.03 44.20	$ $ $ $	311,500 9,337 866,980 6,016
Stuart L. Foster	5/11/2006	5/11/2006	—	$250,000	$500,000	7,000	(6)	60,000	(8)		$43.91		$44.20		$1,094,570
Anita B. Bessler	4/4/2006 5/11/2006 5/11/2006	2/16/2006 5/11/2006 5/11/2006	—	$224,000	$448,000	616 6,000 34	(5) (6) (7)	53,000	(8)		$43.91		$44.20	$ $ $	26,753 958,820 1,493
Corinne H. Lyle	5/11/2006	5/11/2006	—	$215,000	$430,000	6,000	(6)	53,000	(8)		$43.91		$44.20		$958,820

(1)
The Company's practice is to grant equity-based awards on the date the Committee takes action to approve such grants. However, certain grants made in connection with the transition of certain employees (including some of the named executive officers) out of Baxter International Inc.'s pension plan are granted annually on the Company's founding anniversary and approved at the meeting of the Compensation Committee held in the preceding February. Please see footnote number 5 below regarding an explanation of such transition grants.

(2)
Awards payable under the Edwards Incentive Plan. See the discussion on "Annual Incentive Pay," at page 27, for additional information.

(3)
The exercise price of an option is the fair market value per share of common stock on the option grant date. Pursuant to the terms of the Long-Term Stock Incentive Compensation Program (the "Long-Term Stock Program") under which those options are granted, the fair market value per share is the closing price of Company common stock on the trading day prior to the grant date.

(4)
Amounts disclosed reflect the grant date fair value of the stock award or option computed in accordance with FAS 123R.

(5)
The Company is facilitating the transition of certain longer service salaried exempt employees (including some of the named executive officers) out of Baxter International Inc.'s pension plan in connection with the spin-off of the Company from Baxter International Inc. in 2000 by granting them annual equity-based awards to compensate them for their lost pension benefits (the "Transition Program"). The annual grants will continue until the earlier of when the employee reaches age 65 or terminates employment with the Company. Prior to 2005, the Company made the annual transition grants in the form of stock options. Commencing in 2005, the Company awarded the transition grants in the form of restricted stock units.

The number of restricted stock units awarded to each participant was determined by dividing the amount equivalent to the participant's 401(k)-eligible earnings for 2006 (as adjusted by a factor based on the participant's "points" under the Baxter International Inc. pension plan) by the fair market value of the Company's common stock on the date of grant. The restricted stock units are granted under the Long-Term Stock Program and vest with respect to (i) 50% of the underlying shares upon an individual's completion of three years of service measured from the grant date and (ii) with respect to the remaining 50% of the underlying shares upon the individual's completion of four years of service measured from the grant date. On February 16, 2006, the Compensation Committee approved the transition grant eligible earnings for three named executives: Mr. Mussallem, Ms. Bessler and Mr. Abate. Consistent with the Transition Program, the transition grants were awarded on the Company's founding anniversary on April 4, 2006.

(6)
The restricted stock units are granted under the Long-Term Stock Program and vest with respect to (i) 50% of the underlying shares upon individual's completion of three years of service measured from the grant date and (ii) with respect to the remaining 50% of the underlying shares upon the individual's completion of four years of service measured from the grant date.

(7)
The restricted stock units were awarded as 2006 Transition Program grant adjustments to correct for the grants made under the Transition Program on April 4, 2006 which were based on inaccurate information of eligible earnings due to an administrative error. These awards vest with respect to (i) 50% of the underlying shares upon individual's completion of three years of service measured from the grant date and (ii) with respect to the remaining 50% of the underlying shares upon the individual's completion of four years of service measured from the grant date.

(8)
Options to acquire common stock granted under the Long-Term Stock Program. The options become exercisable in four equal installments beginning on May 11, 2007 subject to the officer's continued employment with the Company. The options have a seven-year term, but may terminate prior to the expiration date upon the officer's termination of employment with the Company.

(9)
Options to acquire common stock granted under the Long-Term Stock Program. The options become exercisable in four equal installments beginning on February 16, 2007 subject to the officer's continued employment with the Company. The options have a seven-year term, but may terminate prior to the expiration date upon the officer's termination of employment with the Company.

Outstanding Equity Awards At 2006 Fiscal Year-End

        The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2006:

		Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
Michael A. Mussallem	146,948 371,250 5,301 4,923 250,000 7,056 255,000 2,730 41,125 —	— — — — — — 85,000 2,731 123,375 198,000	(1) (2) (3) (4)	$ $ $ $ $ $ $ $ $ $	13.21 13.88 18.40 26.94 26.01 27.62 30.43 32.15 45.90 43.91	11/16/2008 04/03/2010 04/03/2011 04/03/2012 05/07/2012 04/03/2013 05/13/2010 04/02/2011 05/11/2012 05/10/2013	1,362 20,150 28,322 2,366 24,000	64,068 947,856 1,332,267 111,297 1,128,960

Total	1,083,933	409,106					76,200

Thomas M. Abate	12,000 891 666 25,000 913 37,500 460 7,500 5,775 — —	— — — — — 12,500 460 7,500 17,325 25,000 46,000	(1) (2) (3) (3) (6) (4)	$ $ $ $ $ $ $ $ $ $ $	18.50 18.40 26.94 26.01 27.62 30.43 32.15 34.71 45.90 43.00 43.91	02/08/2011 04/03/2011 04/03/2012 05/07/2012 04/03/2013 05/13/2010 04/02/2011 11/03/2011 05/11/2012 02/15/2013 05/10/2013	250 2,850 215 6,000 137	11,760 134,064 10,114 282,240 6,445

Total	90,705	108,785					9,452

Stuart L. Foster	74,000 135,000 135,000 14,000 —	— — 45,000 42,000 60,000	(1) (3) (4)	$ $ $ $ $	13.88 26.01 30.43 45.90 43.91	04/03/2010 05/07/2012 05/13/2010 05/11/2012 05/10/2013	6,850 7,000	322,224 329,280

Total	358,000	147,000					13,850

Anita B. Bessler	44,709 140,250 1,369 1,392 105,000 1,851 101,250 779 12,250 — 502 124 162 110 238 130 133 118 231 96 129 102 151 86 107 87	(7) (7) (7) (7) (7) (7) (7) (7) (7) (7) (7) (7) (7) (7) (7) (7)	— — — — — — 33,750 779 36,750 53,000 — — — — — — — — — — — — — — — —	(1) (2) (3) (4)	$ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $	13.21 13.88 18.40 26.94 26.01 27.62 30.43 32.15 45.90 43.91 4.90 6.35 5.89 6.91 6.99 5.78 6.40 6.37 6.85 8.04 6.77 7.52 7.99 8.71 8.38 10.32
11/16/2008
04/03/2010
04/03/2011
04/03/2012
05/07/2012
04/03/2013
05/13/2010
04/02/2011
05/11/2012
05/10/2013

03/30/2011
06/29/2011
09/28/2011
12/31/2011
03/28/2011
06/28/2012
09/30/2012
12/31/2012
03/31/2013
06/31/2013
09/30/2013
12/31/2013
03/31/2014
06/30/2014
09/30/2014
							12/31/2014	404 6,000 616 6,000 34	19,004 282,240 28,977 282,240 1,599

Total	529,238		124,279					13,054

Corinne H. Lyle	110,000 22,500 12,250 0		— 7,500 36,750 53,000	(1) (3) (4)	$ $ $ $	30.43 30.43 45.90 43.91	05/13/2013 05/13/2010 05/11/2012 05/10/2013	6,000 6,000	282,240 282,240

Total	144,750		97,250					12,000

(1)
Options to acquire common stock granted under the Long-Term Stock Program. The options are exercisable in four equal installments beginning on May 14, 2004.

(2)
Options to acquire common stock granted under the Long-Term Stock Program. The options are exercisable in four equal installments beginning on April 3, 2005.

(3)
Options to acquire common stock granted under the Long-Term Stock Program. The options are exercisable in four equal installments beginning on May 12, 2006.

(4)
Options to acquire common stock granted under the Long-Term Stock Program. The options are exercisable in four equal installments beginning on May 11, 2007.

(5)
Options to acquire common stock granted under the Long-Term Stock Program. The options are exercisable in four equal installments beginning on November 4, 2005.

(6)
Options to acquire common stock granted under the Long-Term Stock Program. The options are exercisable in four equal installments beginning on February 16, 2007.

(7)
Options to acquire common stock granted under the Executive Option Plan. The options are exercisable six months after the grant date. See "Nonqualified Deferred Compensation Plans," below, for a description of the Executive Option Plan.

(8)
Based on the closing selling price of Company common stock on December 31, 2006.

Option Exercises And Stock Vested In Fiscal Year 2006

        The following table sets forth for each of the named executive officers the number of shares of the Company's common stock acquired and the value realized on each exercise of stock options during the year ended December 31, 2006. No stock appreciation rights were exercised by the named executive officers during the 2006 fiscal year, no restricted stock or restricted stock units held by such officers vested during the 2006 fiscal year and none of those officers held any stock appreciation rights as of December 31, 2006.

	Option Awards
Name	Number of Shares Acquired on Exercise(#)		Value Realized on Exercise ($)(1)
Michael A. Mussallem	153,000	(2)	$5,027,303
Thomas M. Abate	—		—
Stuart L. Foster	—		—
Anita B. Bessler	20,000		$605,022
Corinne H. Lyle	26,482		$523,338

(1)
Value realized is determined by multiplying (i) the amount by which the market price of the common stock on the date of exercise exceeded the exercise price by (ii) the number of shares for which the options were exercised.

(2)
The options were exercised pursuant to a pre-arranged stock trading plan established by Mr. Mussallem under Rule 10b5-1 of the Securities and Exchange Act of 1934, as reported previously on March 17, 2006.

Pension Benefits

        The Company does not have a pension plan in which the named executive officers can participate to receive payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation Plans

        Information regarding the named executive officers' participation in the Company's nonqualified deferred compensation plans is included below.

        Executive Deferred Compensation Plan.    On December 24, 2004, the Compensation Committee adopted the Edwards Lifesciences Corporation Executive Deferred Compensation Plan, effective for compensation earned on or after January 1, 2005 (the "EDCP"). The following table sets forth information relating to the EDCP for 2006 for the named executive officers:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Michael A. Mussallem	$89,706	$50,650	$37,576	$0	$424,104
Thomas M. Abate	$119,722	$4,911	$10,797	$0	$337,605
Stuart L. Foster	$149,833	$14,740	$38,237	$0	$426,004
Anita B. Bessler	$102,575	$14,188	$18,048	$0	$284,312
Corinne H. Lyle	$93,190	$12,767	$28,005	$0	$320,950

(1)
Executive contributions are included in the "Salary" reported under the Summary Compensation Table above.

(2)
Company contributions are included in the "All Other Compensation" reported under the Summary Compensation Table above.

(3)
Earnings is defined to reflect the difference in the account balance between the beginning and end of the year, less any executive or Company contributions and any amounts withdrawn or distributed. Earnings include realized and unrealized gains, capital gains and dividends paid.

        The EDCP permits the named executive officers and certain other employees with the opportunity to defer specified percentages (up to 15%) of their cash compensation and receive matching employer contributions that could not be deferred or contributed to the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan because of the limitations under such plan imposed by the Internal Revenue Code. The EDCP also permits the participants to defer up to 100% of their base pay and annual incentive bonus, but the Company does not match the employee contribution above 15%. Participants may elect deferred amounts to be paid in the form of either a lump sum or in up to 15 annual installments either upon separation from service or a specified date. Deferrals are credited with gain or loss based on the performance of one or more investment alternatives selected by the participant from among investment funds chosen by the Compensation Committee. Investment elections made for each plan year may not be revoked, changed or modified except as permitted under the EDCP and subject to applicable law. No actual investments will be held in the participants' accounts and participants will at all times remain general unsecured creditors of the Company with respect to their account balances. During 2006, the rate of deemed earnings from the investments selected by the named executive officers averaged 13%; the deemed earnings are reported in the table above.

        Executive Option Plan.    In 2001, the Company adopted the Executive Option Plan (the "EOP"), which permitted the named executive officers and certain other employees to receive options to purchase shares of mutual funds or common stock of the Company in lieu of all or a portion of their compensation from the Company. The Company discontinued option grants under the EOP on December 31, 2004.

        The following table sets forth information relating to the EOP for 2006 for the named executive officers:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Michael A. Mussallem	$0	$0	$143,764	$0	$2,376,404
Thomas M. Abate	$0	$0	$10,727	$0	$128,360
Stuart L. Foster	$0	$0	$51,279	$0	$695,391
Anita B. Bessler	$0	$0	$43,763	$0	$506,071
Corinne H. Lyle	$0	$0	$3,182	$0	$23,402

(1)
Earnings include realized and unrealized gains for the year and actual earnings but exclude dividend equivalents paid in cash which are discussed in the Summary Compensation Table, above.

(2)
Balance is calculated by taking the fair value of options held less cost to exercise and less interest payments due to the Company.

        Under the EOP, the named executive officers and certain other employees were provided with the opportunity to forego a portion of their cash compensation and receive in lieu thereof options to purchase shares of mutual funds or Company common stock (as selected by the participant) and matching employer contributions. Each plan participant received an option to purchase selected securities with a grant date value of one and one-third dollars for every dollar of his or her compensation foregone and any Company matching contributions, and an exercise price equal to 25% of the fair market value of the underlying securities on the grant date. Beginning January 1, 2005, any dividends and distributions paid on the securities underlying the outstanding options are payable in cash to the participants. Such amounts paid during the 2006 are reported as Nonqualified Deferred Compensation Earnings under the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

        Included below is a summary of the material terms and conditions of the agreements the Company has entered into with its named executive officers that provide for certain payments and benefits upon termination of employment. The agreements are the only arrangements the Company has with its named executive officers to provide benefits upon termination that are not otherwise part of the Company's employee benefit plans, which apply to all salaried employees on the same terms. Also described below are the terms of the Long-Term Incentive Program which provide for the acceleration of outstanding equity awards in the event of a change in control of the Company.

        Change in Control Severance Agreements.    The Company has entered into change in control severance agreements with each of its named executive officers. Pursuant to these agreements, the named executive officer is entitled to receive severance payments in the event (i) the executive is involuntarily terminated within six months prior to a change in control or (ii) the executive's employment terminates by reason of a qualifying termination within 24 calendar months following a change in control. A qualifying termination is: (a) the Company's involuntarily termination of the executive's employment without cause; (b) the executive's voluntary termination for good reason; or (c) in the case of Mr. Mussallem only, voluntary termination during the 30 calendar day period immediately following the one year anniversary of a change in control of the Company. Good reason generally includes the assignment of the executive to duties materially inconsistent with the executive's authorities, duties, responsibilities, and status or a material reduction or alteration in the nature or status of the executive's authorities, duties, or responsibilities from those in effect as of 90 calendar days prior to the change in control, a relocation of at least 50 miles of the executive's principal job location or office or a reduction by the Company of the executive's base salary, incentive plans or benefits.

        In the event of any such involuntary or qualifying termination, the named executive officer (including the Chairman and CEO) would be entitled to receive from the Company a lump sum payment within 10 days from the date of termination in an amount equal to (1) three times the executive's annual base salary in effect at the time of termination (or during the 12 months preceding the change in control, if higher), (2) three times the executive's target bonus for the year of termination (or the dollar amount of the bonus paid in the preceding year, if higher and (3) a pro-rata target bonus for the year of termination. In addition, the executive will be entitled to receive continued medical and dental coverage for up to 36 months, up to $75,000 of outplacement services and an amount equal to any excise taxes (together with a gross-up for any federal or state income and employment taxes due on such payment) payable by the executive under Section 4999 of the Internal Revenue Code.

        The level of payments and benefits under the change in control severance agreements were established to be competitive based on a review of severance benefits paid by the Comparator Group.

        Employment Agreement with Chairman and CEO.    Mr. Mussallem is eligible to receive certain termination benefits under his employment agreement.

        The employment agreement provides that in the event that Mr. Mussallem is terminated by the Company without cause, the Company will pay him a lump sum cash payment equal to (1) two times the sum of (a) his highest base salary in the preceding 12 months and (b) his annual base salary for the year of termination (or the actual bonus paid in the preceding year, if higher) and (2) his pro rata target bonus for the year of termination. In addition, he will receive medical and dental coverage for up to 24 months. However, he will not be entitled to receive any such payments or benefits if he receives payments under the change in control severance agreement.

        In the event of Mr. Mussallem's termination due to retirement, disability or death, he will be paid his pro rata target bonus for the year of termination in a lump sum payment within 30 calendar days of termination and additional benefits as determined in accordance with the Company's benefit plans.

        Under the terms of his employment agreement, Mr. Mussallem may not, for a period of 24 months following his termination, employ or solicit for employment any employee or consultant of the Company.

        Acceleration of Equity Awards.    Pursuant to the terms of the Long-Term Incentive Program, in the event of a change in control all outstanding options, restricted stock and restricted stock units held by all salaried employees will vest in full.

        Estimated Payments.    The following tables set forth the estimated payments and benefits that would have been payable to the named executive officers under their agreements in the termination circumstances indicated below had their employment been terminated on December 31, 2006. Unless otherwise noted, all cash payments would be made in a lump sum and would be paid by the Company or its successor. The amounts set forth in these tables represent estimates and forward-looking information that is subject to substantial variation, based on the timing of the triggering event. The Company cautions the reader to consider these limitations in reviewing the following tables.

        For purposes of estimating the amount of payments and benefits payable as a result of a termination following a change in control the Company has made the following assumptions:

  •
  The change in control occurs on December 31, 2006;

  •
  A stock price of $47.04 per share which was the closing stock price on December 29, 2006;

  •
  All named executive officers were terminated on the date of the change in control;

  •
  All accelerated vested options and restricted stock units were cashed out on the date of the change in control; and

  •
  Continued health coverage was provided for the maximum period specified in each contract.

        For purposes of estimating the amount of payments and benefits payable as a result of Mr. Mussallem's termination of employment pursuant to his employment agreement, the Company used the following assumptions:

  •
  A termination date of December 31, 2006; and

  •
  All other amounts are included as provided by Mr. Mussallem's employment agreement.

Executive Benefits and Payments Upon Termination: Mr. Mussallem

	Qualifying Termination, Following a Change in Control	Termination Due to Retirement, Disability, or Death	Involuntary Termination by the Company Without Cause
Salary Severance	$2,262,000	—	$1,508,000
Bonus Severance	$2,262,000	—	$754,000
Pro Rata Bonus—2006	$754,000	$754,000	$754,000
Stock Option Acceleration	$2,212,895	—	—
Restricted Stock Unit Acceleration	$3,563,092	—	—
Medical and Dental Coverage Continuation	$27,706	—	$18,471
Outplacement	$75,000	—	—
Excise Tax Gross-up	$2,701,297	—	—
Total	$13,857,990	$754,000	$3,034,471

Executive Benefits and Payments upon Termination: Qualifying Termination,
Following a Change in Control

	Mr. Abate	Mr. Foster		Ms. Bessler	Ms. Lyle
Salary Severance	$928,200	$1,245,000		$1,059,000	$1,086,000
Bonus Severance	$450,000	$765,000		$808,920	$772,200
Pro Rata Bonus—2006	$150,000	$250,000		$224,000	$215,000
Stock Option Acceleration	$571,680	$983,130		$779,972	$789,135
Restricted Stock Unit Acceleration	$440,702	$651,504		$607,725	$564,480
Medical and Dental Coverage Continuation	$38,926	$30,135		$15,962	$34,638
Outplacement	$75,000	$75,000		$75,000	$75,000
Excise Tax Gross-up	$800,724	—	(1)	$940,894	$1,046,940
Total	$3,455,232	$3,999,769		$4,511,473	$4,583,393

(1)
As the total change in control payments does not exceed the safe harbor threshold, none of the severance or benefits payable under a change in control are subject to excise taxes.

Executive Officers

        Set forth below are the names and ages of each of the current executive officers of the Company, their positions held with the Company, and summaries of their backgrounds and business experience.

        Michael A. Mussallem, age 54.    Mr. Mussallem has been Chairman of the Board and the Chief Executive Officer of the Company since 2000. Prior to 2000, he held a variety of positions with increasing responsibility in engineering, product development and senior management at Baxter

International Inc. Mr. Mussallem received his Bachelor of Science degree in chemical engineering from Rose-Hulman Institute of Technology and was conferred an honorary doctorate by his alma mater in 1999. He is a director of Advanced Medical Optics, Inc. Mr. Mussallem is a director, and former chairman of the California Healthcare Institute, and a director and Executive Committee member of the Advanced Medical Technology Association (AdvaMed).

        Thomas M. Abate, age 53.    Mr. Abate has been the Corporate Vice President, Chief Financial Officer and Treasurer of the Company since January 2006. He has served in positions of increasing responsibility at the Company, including as Controller from 2000 to 2002 and as Corporate Vice President, Financial Control and Operations, from 2002 through 2005. Mr. Abate earned a bachelor's degree in accounting from the University of Illinois and an MBA from Northern Illinois University.

        Anita B. Bessler, age 59.    Ms. Bessler has been the Corporate Vice President, Heart Valve and Cardiac Surgery Systems of the Company since July 2006. Prior to that, she was the Company's Corporate Vice President, Global Franchise Management from 2001 through July 2006, and its Corporate Vice President, Cardiac Surgery from 2000 to 2001. Ms. Bessler is a graduate of Indiana University, where she earned a Bachelor of Science degree in marketing and economics.

        Stuart L. Foster, age 56.    Mr. Foster has been the Corporate Vice President, Critical Care and Vascular of the Company since July 2006. Prior to that, he was the Company's Corporate Vice President, Technology and Discovery from 2001 through July 2006, and its Corporate Vice President, Global Operations from 2000 to 2001. Mr. Foster received his Bachelor of Science degree in biomedical engineering from Rensselaer Polytechnic Institute and earned his master's degree from the University of Southern California.

        Bruce P. Garren, age 60.    Mr. Garren is the Corporate Vice President, Government Affairs and General Counsel of the Company. He has been the Company's General Counsel since 2000 and was its Secretary from 2000 to 2004. Prior to joining Edwards, Mr. Garren was Senior Vice President, General Counsel of Safeskin Corporation. He received his undergraduate degree from Antioch College and his law degree from Cornell Law School, and began his legal career as an associate at Arnold & Porter.

        John H. Kehl, Jr., age 53.    Mr. Kehl has been Corporate Vice President, Strategy and Business Development of the Company since 2000. Prior to 2000, Mr. Kehl served in positions of increasing responsibility at Baxter International Inc. He earned his Bachelor of Arts degree in business and economics from Loras College and received his MBA from Loyola University in Chicago.

        Corinne H. Lyle, age 47.    Ms. Lyle is the Corporate Vice President and President, Global Operations of the Company. From 2003 to December 2005 she served as the Corporate Vice President, Chief Financial Officer and Treasurer of the Company. Prior to joining the Company as an officer in 2003, Ms. Lyle was a director of the Company and, from 1998 through 2003, Vice President, Chief Financial Officer of Tularik, Inc., which was acquired by Amgen, Inc. in 2004. She received her undergraduate degree in industrial engineering from Stanford University and her MBA from Harvard Business School. Ms. Lyle is a director of Neurocrine Biosciences, Inc. and Onyx Pharmaceuticals, Inc.

        John "Alex" Martin, age 53.    Mr. Martin has been Corporate Vice President, North America of the Company since 2004. He joined the Company from Johnson & Johnson's Cordis Corporation where he had served as Senior Vice President and Vice President of Sales and Marketing from 1999 to 2004. Mr. Martin holds a bachelor's degree from the University of Kentucky at Lexington.

        Robert C. Reindl, age 52.    Mr. Reindl is the Corporate Vice President, Human Resources and Communications of the Company. He served as Corporate Vice President, Human Resources of the Company from 2000 through 2005. Mr. Reindl earned his Bachelor of Science degree in communication from the University of Wisconsin Stevens Point and his master's degree from Bowling Green State University in Ohio.

        Patrick B. Verguet, age 49.    Mr. Verguet has been Corporate Vice President, Europe of the Company since 2004. Since 1984, he served the Company (or its predecessor) in various positions including Vice President of Sales, Europe; Global Business Director for hemofiltration; Business Unit/County Manager for the Company's operations in Western Europe; General Manager of the Company's operations in Utah; and Vice President and General Manager of the Company's Cardiac Surgery Systems franchise. Mr. Verguet holds a degree as Doctor in Pharmacy.

        Huimin Wang, age 50.    Dr. Wang has been the Corporate Vice President, Japan and Intercontinental of the Company since 2004 and was Corporate Vice President, Japan of the Company from 2000 to 2004. Previously, Dr. Wang was a representative director of Baxter Limited, a Japan corporation, through September 2002. He earned his Doctor of Medicine degree from Kagoshima University in Japan and was a Resident and Staff Physician in anesthesiology at Keio University Hospital in Tokyo. He earned his MBA from the University of Chicago. Dr. Wang is a Visiting Associate Professor at Keio University.

NONEMPLOYEE DIRECTOR COMPENSATION

Nonemployee Directors Stock Incentive Program

        In order to align the directors' interests more closely with the interest of the Company's stockholders, the Company has implemented the Company's Nonemployee Directors Stock Incentive Program (the "Nonemployee Directors Program") pursuant to which each nonemployee director receives an annual grant of an option for up to 10,000 shares, or a restricted stock units award for up to 4,000 shares or a combination of an option and restricted stock units award with a maximum value of $200,000. The Committee recommends the actual amount and type of awards for each year within such limitations to the Board for its approval.

        The award is granted on the day after the Company's annual meeting. The exercise price of an option is the closing price of the common stock on the date prior to the award.

        For purposes of the aggregate limit for a combination award, the value of an option share is equal to its fair value as estimated on the date of grant under a valuation model approved by the Financial Accounting Standards Board for purposes of the Company's financial statements under FAS 123R (or any successor provision), and the value of any restricted stock units award is equal to the fair market value of the underlying shares of common stock on the date of such award.

        Each option and restricted stock unit award vests in three equal annual installments upon the individual's completion of each year of service as a Board member measured from the grant date (or over such longer period as determined by the Committee). The individual may elect to receive the shares that vest under restricted stock units in up to three installments commencing upon the expiration of a designated period following vesting of the award. This election must be made in the year prior to the actual award.

        On May 12, 2006, Dr. McNeil and Messrs. Bowlin, Cardis, Ingram, Loucks, Neal and Pyott each received a restricted stock units award of 3,300 shares as their annual grant. The restricted stock unit awards vest in three equal installments upon completion of each year of service as a Board member measured from the grant date.

        In addition to the equity awards described above, upon a director's initial election to the Board, the director receives a grant of 5,000 shares of restricted stock units, which vest 50% per year over two years measured from the grant date. Dr. McNeil received a restricted stock units award of 5,000 shares upon her appointment to the Board on February 16, 2006.

        The Nonemployee Directors Program was amended on February 17, 2005, to limit to no more than 60,000 the number of shares that will be used for initial awards with two-year vesting, after which the Company would provide initial awards with a minimum three-year vesting.

Nonemployee Director Annual Retainer

        Cash compensation of nonemployee directors consists of a $20,000 annual retainer. Committee members receive an additional annual retainer of $2,000 per committee and the Chairpersons of the Audit Committee and the Compensation Committee receive an additional annual retainer of $12,000 and $8,000, respectively. A director may elect to receive an option or restricted shares in lieu of the fees as described in "Deferral Election Program," below.

Deferral Election Program

        In lieu of all or part of a director's annual cash retainer, the director may elect to receive either an option to purchase shares of common stock or a grant of restricted shares under the Nonemployee Directors Program. If a director makes a timely election and elects to receive a stock option, such option is granted on the date the cash retainer would otherwise have been paid and the number of shares subject to the option is equal to four times the number of shares that could have been purchased on the grant date with the amount of the director's cash retainer foregone to receive the option. The option is exercisable and vested in full on the grant date and the exercise price per share is the fair market value per share of the common stock on the date of grant, as fair market value is defined in the Nonemployee Directors Program. If a director makes a timely election to receive a restricted share grant, the shares are granted on the date the cash retainer would otherwise have been paid and the number of shares granted is equal to the portion of the cash retainer to be paid in the form of restricted shares divided by the fair market value per share of the common stock, as fair market value is defined in the Nonemployee Directors Program. The restrictions on the restricted share grant vests upon the director's completion of one year of board service measured from the date of grant.

        On July 3, 2006, Messrs. Bowlin, Neal and Pyott each received an option to purchase 1,760 shares of the Company's common stock in lieu of their annual cash retainer. On the same date, Mr. Ingram received a grant of 440 restricted shares in lieu of his annual cash retainer.

Expense Reimbursement Policy

        Directors are reimbursed for travel expenses related to their attendance at Board and Committee meetings as well as for the costs of attending director continuing education programs.

Nonemployee Director Compensation and Equity Awards Tables

        The following table sets forth certain information regarding the compensation earned by or awarded to each nonemployee director during 2006 who served on the Company's Board of Directors in such year:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards($) (2)(3)	Option Awards($) (3)	All Other Compensation($)	Total($)
Mike R. Bowlin	$10,011	$142,787	$24,006	—	$176,804
John T. Cardis	$34,000	$152,270	$0	—	$196,470
Robert A. Ingram	$2,011	$172,757	$0	—	$174,768
Vernon R. Loucks Jr.	$22,000	$142,787	$0	—	$164,787
Dr. Barbara J. McNeil	$20,000	$180,430	$0	—	$200,430
Philip M. Neal	$2,011	$171,990	$24,006	—	$198,007
David E.I. Pyott	$2,011	$152,767	$24,006	—	$178,784

(1)
Consists of annual retainer fees and meeting fees for service as a member of the Board. Please see the "Director Annual Retainer" section above. Excludes retainer fees deferred into stock-based awards as described in footnote 2 below.

(2)
Includes annual retainer fees deferred under the deferral election program in effect under the Nonemployee Directors Stock Incentive Program. Messrs. Bowlin, Neal and Pyott each elected to convert his $20,000 annual retainer into stock options and each received an option on July 3, 2006 with respect to 1,760 shares at an exercise price per share equal to $45.43. Mr. Ingram elected to convert his $20,000 annual retainer into 440 restricted shares awarded on July 3, 2006.

(3)
Reflects the dollar amount recognized for financial statement reporting purposes in 2006 for stock awards and options granted during or prior to 2006, computed in accordance with FAS 123R. The grant date fair value of equity awards granted in 2006, as computed in accordance with FAS 123R, is as follows: Mr. Bowlin—$169,866; Mr. Cardis—$145,860; Mr. Ingram—$165,849; Mr. Loucks—$145,860; Dr. McNeil—$364,919; Mr. Neal—$169,866; and Mr. Pyott—$169,866. The aggregate shares under stock awards and the aggregate shares underlying option awards, which were outstanding at year-end, are reported below for each director.

        The following table sets forth, as of December 31, 2006, the options held by, and stock awards to acquire shares granted to, each nonemployee director under the Company's Nonemployee Director Stock Incentive Program who served on the Company's Board of Directors in 2006:

		Option Awards
Name	Grant Date	Exercise Price	Options Awards Vested and Outstanding(1)	Stock Awards Not Vested(1)
Mike R. Bowlin	7/1/2000	$18.52	3,240	—
	5/11/2001	$22.49	10,000	—
	7/1/2001	$26.36	3,034	—
	5/9/2002	$25.77	10,000	—
	7/1/2002	$23.20	3,448	—
	5/15/2003	$30.40	10,000	—
	7/1/2003	$32.14	2,489	—
	5/12/2004	—	—	1,333
	7/1/2004	$34.85	2,295	—
	5/12/2005	—	—	2,666
	7/1/2005	$43.02	1,859	—
	5/12/2006	—	—	3,300
	7/3/2006	$45.43	1,760	—

Total			48,125	7,299

John T. Cardis	6/1/2004	—	—	9,000
	7/1/2004	$34.85	2,295	—
	5/12/2005	—	—	4,000
	5/12/2006	—	—	3,300

Total			2,295	16,300

Robert A. Ingram	5/15/2003	$30.40	10,000	—
	7/1/2003	$32.14	1,866	—
	5/12/2004	—	—	1,333
	7/1/2004	$34.85	2,295	—
	5/12/2005	—	—	2,666
	5/12/2006	—	—	3,300
	7/1/2005	—	—	440

Total			14,161	7,739

Vernon R. Loucks Jr.	7/1/2000	$18.52	3,240
	5/11/2001	$22.49	10,000	—
	7/1/2001	$26.36	3,034	—
	5/9/2002	$25.77	10,000	—
	7/1/2002	$23.20	3,448	—
	5/15/2003	$30.40	10,000	—
	5/12/2004	—	—	1,333
	5/12/2005	—	—	2,666
	5/12/2006	—	—	3,300

Total			39,722	7,299

Dr. Barbara J. McNeil	2/15/2006	—	—	5,000
	5/12/2006	—	—	3,300

Total			—	8,300

Philip M. Neal	7/1/2000	$18.52	3,240	—
	5/11/2001	$22.49	10,000	—
	7/1/2001	$26.36	3,034	—
	5/9/2002	$25.77	10,000	—
	7/1/2002	$23.20	3,448	—
	5/15/2003	$30.40	10,000	—
	7/1/2003	$32.14	2,489	—
	5/12/2004	—	—	4,000
	5/12/2005	—	—	4,000
	5/12/2006	—	—	3,300
	7/3/2006	$45.43	1,760	—

Total			43,971	11,300

David E.I. Pyott	7/1/2000	$18.52	3,240	—
	5/11/2001	$22.49	10,000	—
	7/1/2001	$26.36	3,034	—
	5/9/2002	$25.77	10,000	—
	7/1/2002	$23.20	3,448	—
	5/15/2003	$30.40	10,000	—
	7/1/2003	$32.14	2,489	—
	5/12/2004	—	—	1,333
	7/1/2004	$34.85	2,295	—
	5/12/2005	—	—	2,666
	5/12/2006	—	—	3,300
	7/3/2006	$45.43	1,760	—

Total			46,266	7,299

(1)
Amounts shown include annual retainer fees deferred into options and restricted shares that were deferred under the deferral election program, as follows: Mr. Bowlin—18,125 shares; Mr. Cardis—2,295 shares; Mr. Ingram—4,601 shares; Mr. Loucks—9,722 shares; Dr. McNeil—0 shares; Mr. Neal—13,971 shares; and Mr. Pyott—16,266 shares.

REPORTS OF THE COMMITTEES OF THE BOARD OF DIRECTORS

Report of the Audit and Public Policy Committee

        The Audit and Public Policy Committee (the "Audit Committee") is currently comprised of three directors, each of whom meets the independence and experience requirements of the NYSE. The Audit Committee operates under a written charter adopted by the Board, which is posted under the "Investor Information" section of the Company's website (www.edwards.com).

        Management is responsible for the Company's internal controls, financial reporting process, and compliance with laws, regulations and ethical business practices. The Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America and to issue a report thereon. The Company's independent registered public accounting firm is also responsible for independently auditing the Company's internal control over financial reporting and attesting to management's assessment of the effectiveness of such internal controls. The Audit Committee's responsibility is to monitor and oversee these processes.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2006. The Audit Committee has discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent registered public accounting firm their independence.

        Based on the reviews and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

  The Audit and Public Policy Committee:
  John T. Cardis (Chairperson)
  Robert A. Ingram
  Philip M. Neal

Report of the Compensation and Governance Committee

        The Compensation and Governance Committee (the "Compensation Committee") of the Board of Directors of Edwards Lifesciences Corporation (the "Company") is composed of three independent, nonemployee directors, who have no "interlocking" relationships as defined by the U.S. Securities and Exchange Commission. The Compensation Committee establishes and administers the executive compensation programs of the Company, annually reviews and approves the performance goals for the compensation of executive officers (including the Chairman and Chief Executive Officer), evaluates executive officers' performance in light of these goals, and approves executive officers' compensation based on performance. Consistent with the Compensation Committee's charter, the Compensation Committee also reviews and approves various other Company compensation policies and administers the Company's equity plans and grants stock-based awards to the Company's executive officers.

        The Compensation Committee engages an independent compensation consultant to assist in evaluating and setting compensation for executive officers. The consultant is retained by, and reports directly to, the Compensation Committee. The Compensation Committee also receives input from management where appropriate.

        In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis disclosure with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement distributed in connection with the Company's 2007 Annual Meeting of Stockholders.

  The Compensation and Governance Committee:
  Mike R. Bowlin (Chairperson)
  Vernon R. Loucks Jr.
  David E.I. Pyott

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of February 28, 2007 by:

  •
  Each stockholder known by the Company to own beneficially more than 5% of the common stock;

  •
  Each of the named executive officers;

  •
  Each of the Company's directors; and

  •
  All of the Company's directors and executive officers as a group.

        The number of shares subject to options that each beneficial owner has the right to acquire on or before April 29, 2007 is listed separately under the column "Number of Shares Underlying Options." These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 57,867,055 shares of the Company's common stock outstanding as of March 16, 2007. The address for those individuals for which an address is not otherwise provided is c/o Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614. Unless otherwise indicated, the Company believes that the stockholders listed have sole voting and investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Class
Principal Stockholders:
T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD 21202	5,198,922	—	5,198,922	9.0%
Iridian Asset Management LLC(2) 276 Post Road West Westport, CT 06880-4704	4,618,060	—	4,618,060	8.0%
Executive Officers and Directors(3),(4)
Michael A. Mussallem	124,963	1,057,698	1,182,661	2.0%
Thomas M. Abate	9,824	97,185	101,009	*
Anita B. Bessler	27,340	384,239	411,579	*
Stuart L. Foster	17,299	284,000	301,229	*
Corinne H. Lyle	21,478	144,750	166,228	*
Mike R. Bowlin	16,300	48,125	64,425	*
John T. Cardis	16,300	2,295	18,595	*
Robert A. Ingram	17,204	14,161	31,365	*
Vernon R. Loucks Jr.	17,856	39,722	57,578	*
Dr. Barbara J. McNeil	8,300	—	8,300	*
Philip M. Neal	17,337	43,971	61,308	*
David E.I. Pyott	16,764	46,266	63,030	*
All directors and executive officers as a group (18 persons)	386,294	3,349,541	3,735,835	5.8%

*
Less than 1%

(1)
Based solely on information contained in the Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc., on its own behalf, on February 13, 2007. The Schedule 13G/A indicates T. Rowe Price Associates, Inc. has sole voting power for 1,082,312 shares and sole investment power for 5,198,922 shares.

(2)
Based solely on information contained in the Schedule 13G/A filed with the SEC by Iridian Asset Management LLC, on its own behalf, on February 5, 2007. The Schedule 13G/A indicates Iridian Asset Management LLC does not have sole voting or investment power for any of the shares listed, and has shared voting power for 4,618,060 shares and shared investment power for 4,618,060 shares.

(3)
Includes a restricted stock units award of 3,300 shares granted on May 12, 2006 to each of Messrs. Bowlin, Cardis, Ingram, Loucks, Neal and Pyott and Dr. McNeil. Restricted stock unit awards vest in three equal installments upon completion of each year of service as a Board member measured from the grant date.

(4)
No shares have been pledged as security.

PERFORMANCE GRAPH

        The following chart shows a comparison of the total cumulative return based upon a $100 investment from December 31, 2001 through December 31, 2006, of the Company's common stock, the Standard & Poor's 500 Composite Index and the Morgan Stanley Healthcare Products Index. Data for the Standard & Poor's 500 Composite Index and the Morgan Stanley Healthcare Products Index assume reinvestment of dividends. The Company has never paid dividends on its common stock and has no current plans to do so. Historical results are not necessarily indicative of future performance.

	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05	Dec-06
Edwards Lifesciences Corp.	$100	$92	$109	$149	$151	$170
S&P© 500	$100	$78	$100	$111	$117	$135
Morgan Stanley Healthcare Products Index	$100	$85	$115	$124	$133	$146

Copyright © 2006, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

OTHER MATTERS AND BUSINESS

Related Party Transactions

        In December 2001, the Chief Executive Officer of the Company received a $2.5 million loan pursuant to his employment agreement with the Company as approved by the Board of Directors. The loan was used for the purchase of his primary residence in connection with his relocation. The loan was non-interest bearing and was collateralized by the Chief Executive Officer's primary residence. In December 2006, the loan was fully repaid by the Chief Executive Officer.

        The Company or one or its subsidiaries may occasionally enter into transactions with certain "related persons." Related persons include executive officers and directors of the Company, nominees for directors, 5% or more beneficial owners of Company common stock and immediate family members of these persons. Transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest are referred to as "related person transactions." Under the Company's Global Business Practice Standards, which are applicable to all employees of the Company and to all members of the Company's Board of Directors, conflicts of interest are prohibited unless approved in accordance with the requirements of such Global Business Practice Standards, which in the case of transactions involving executive officers or directors of the Company may be given only by the Board of Directors or a Committee of the Board of Directors and must be disclosed promptly to stockholders. Under the Global Business Practice Standards, a conflict of interest includes holding a "significant financial interest" in any company that does business with the Company. A "significant financial interest" is deemed to exist if the related person owns more than 1% of the outstanding capital of a business or if the investment represents more than 5% of the total assets of the related person. The Board of Directors generally considers all relevant factors when determining whether to approve a related person transaction.

Additional Information and Business Practice Standards

        The Company's Board of Directors has adopted a set of corporate governance guidelines established to assist the Board of Directors and its committees in performing their duties and serving the best interests of the Company and its stockholders. The Company's Corporate Governance Guidelines are included as Appendix A to this Proxy Statement.

        The Company will provide a copy of its Corporate Governance Guidelines, the Company's Global Business Practice Standards (applicable to all of the Company's employees, executive officers and directors), the Audit Committee charter and the Compensation Committee charter without charge to any person, upon request to: Edwards Lifesciences Corporation, Attention: Secretary, One Edwards Way, Irvine, California 92614. The Company's Corporate Governance Guidelines, Global Business Practice Standards and Bylaws, and charters of each of the Audit Committee and Compensation Committee, are also posted under the "Investor Information" section of the Company's website (www.edwards.com).

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company believes that all reports that were required to be filed by the Company's executive officers, directors and beneficial owners of more than 10% of its common stock under Section 16 of the Securities and Exchange Act of 1934 during 2006 were filed on a timely basis.

Annual Report on Form 10-K

        The Company will furnish without charge to each person whose proxy is solicited upon the written request of such person a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to: Edwards Lifesciences Corporation, Attention: Secretary, One Edwards Way, Irvine, California 92614.

Other Business

        It is not anticipated that any matter will be considered by the stockholders other than those set forth above, but if other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By Order of the Board of Directors,

Jay P. Wertheim
Vice President, Associate General Counsel and Secretary

ALL STOCKHOLDERS ARE URGED TO SUBMIT
THEIR PROXIES PROMPTLY

APPENDIX A

CORPORATE GOVERNANCE GUIDELINES
(Amended and Restated as of February 17, 2005)

        The Board of Directors of Edwards Lifesciences Corporation recognizes the importance of good corporate governance as a means of addressing the needs of the Company's stockholders, employees, customers, suppliers and community. These guidelines are intended to serve as flexible principles and to be interpreted in the context of all applicable laws and the Company's Certificate of Incorporation, Bylaws, and other governing legal documents, all of which necessarily take precedence. The Board of Directors recognizes that corporate governance is a developing and dynamic area warranting periodic review. Accordingly, the following guidelines are subject to review and change from time to time by the Board of Directors.

        These guidelines were amended most recently as of February 17, 2005.

I.     Board of Directors

  A.    Size and Composition

          1.     Size.    The Company's Certificate of Incorporation provides that the number of directors shall be fixed from time to time by the Board of Directors. On March 7, 2000, the Board of Directors resolved that its size shall not be less than five nor more than eleven members.

          2.     Independent Directors.    The Board of Directors shall be composed of a substantial majority of independent directors. For purposes of these guidelines, "independent director" shall mean a director who satisfies the definition if an "independent director" under the applicable rules of the New York Stock Exchange.

          3.     Chairman of the Board/Chief Executive Officer.    The Board of Directors believes that as a general policy the positions of Chairman of the Board and Chief Executive Officer may be held by the same person. The Board recognizes, however, that under certain circumstances, such as in a period of transition, it may be necessary and in the Company's best interests to have these positions held by separate persons.

  B.    Selection and Qualifications

          1.     Selection and Invitations.    The Board of Directors shall be responsible for selecting its own members. All applications, recommendations or proposed nominations for Board membership received by the Company shall be referred to the Compensation and Governance Committee. Nominations made other than by or at the direction of the Board of Directors shall be made pursuant to the regulations set forth in the Company's Bylaws. Invitations to join the Board should be extended by the Chairman of the Board and the Chief Executive Officer, or a designated representative.

          2.     Criteria and Recommendations.    As provided in its charter, the Compensation and Governance Committee shall be responsible for developing general criteria for use in selecting potential new Board members and for assisting the Board in identifying and attracting qualified candidates for election to the Board. The Compensation and Governance Committee also shall be responsible for recommending to the Board of Directors the nominees for director to be elected at the annual meetings of stockholders. The current Board membership criteria are attached as an exhibit to the charter of the Compensation and Governance Committee.

          3.     Annual Determination of Director Independence.    The Compensation and Governance Committee shall be responsible for annually reviewing and reporting to the Board on the affiliations of each outside director. After receiving the Compensation and Governance

  Committee's report, the Board shall annually review the affiliations of each outside director to determine if he or she has any material relationship with the Company or is otherwise independent under the rules of the New York Stock Exchange. The Board's determination shall be disclosed in the Company's annual proxy statement.

          4.     Compensation Recommendations.    As provided in its charter, the Compensation and Governance Committee shall be responsible for recommending to the Board of Directors the compensation paid to directors for their Board service. Director compensation should be competitive. In accordance with the Bylaws, such compensation may take the form of cash, stock options or other compensation.

          5.     Stock Ownership.    Each director shall be encouraged to maintain ownership of the Company's common stock. In furtherance of this objective, the Board adopted resolutions on July 13, 2000, which, as amended, state that each nonemployee director is encouraged to own a minimum of 20,000 shares of the Company's common stock within five (5) years of the individual first becoming a director. For this purpose, the number of shares of the Company's common stock owned by a non-employee director is the sum of common shares owned outright (including restricted stock), plus 25% of vested, in-the-money stock options.

          6.     Term Limits.    The Board does not at present believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they could result in the loss of the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

          7.     Changed Circumstances.    If a director discontinues or changes the employment affiliation held at the time of election as a director, becomes involved in a current or potential conflict of interest, becomes unable to spend the required time or becomes disabled, that director shall submit a letter of resignation for consideration by the Board. The Compensation and Governance Committee shall recommend to the Board what action, if any, to be taken with respect to the resignation.

  C.    Operation and Performance Evaluations

          1.     Agenda.    The Chairman of the Board shall establish the agenda for each Board meeting. Each Board member and members of senior management may suggest the inclusion of item(s) on the agenda.

          2.     Board Materials Distributed in Advance.    As a general rule, presentations on specific subjects should be sent to the Board members sufficiently in advance to allow time for review. Directors are expected to review such materials prior to the applicable meeting so that Board meeting time may be conserved and discussion time focused on questions that the Board may have about the materials. On those occasions in which the subject matter is highly sensitive, the individual directors should be notified by telephone in advance of the meeting of the general subject matter and that the topic will be discussed at the meeting.

          3.     Attendance at Meetings.    While it is understood that practical considerations may limit a director from attending each Board meeting and each meeting for those committees on which he or she serves, it is expected that each director will endeavor to attend substantially all of such meetings and to attend in person whenever possible.

          4.     Executive Sessions.    The Board of Directors shall regularly schedule executive sessions at which the non-management directors meet without Company management or employee directors. In the event that the non-management directors include directors who are not independent, the independent directors shall meet in executive session at least once a year. The non-management directors shall, as appropriate, meet with and provide to the Chairman of the Board and Chief Executive Officer comments generated from the executive sessions.

          5.     Presiding Director.    The independent directors shall annually select an independent director to preside at executive sessions of the Board. It is the sense of the Board that consideration should be given to rotating presiding directors periodically. The name of the presiding director and the method for interested parties to communicate their concerns directly with the presiding director shall be disclosed in the Company's annual proxy statement.

          6.     Chairman/CEO Performance Evaluations.    At least annually, the Compensation and Governance Committee shall evaluate the performance of the Chairman and Chief Executive Officer. The performance evaluation of the Chairman and Chief Executive Officer should be communicated to him by the Chairman of the Compensation and Governance Committee.

          7.     Periodic Assessment of Board Performance.    The Board shall periodically, but at least once per year, review its own structure, governance principles, composition, agenda, processes and schedule to consider whether it is functioning well in view of its responsibilities and the evolving situation of the Company.

          In furtherance of this objective, the Compensation and Governance Committee shall develop and implement an annual procedure for evaluating Board performance. Such evaluation shall include the solicitation of each director's individual views on Board performance, conducted in such a way as to maximize the likelihood of obtaining candid assessments. The results of such evaluation shall be collected by the Company Secretary and summarized for the full Board.

          The purpose of such an evaluation is to assess the Board's functioning as a whole, not to focus on the performance of individual Board members. As a result of this evaluation process, the Board should gain insight into specific areas where it is functioning effectively and where improvement is desirable.

          8.     Director Orientation and Continuing Education.    Each new director shall be provided with materials on the Company, meet with key management and visit one or more Company facilities to assist the new director in becoming familiar with the Company's business and organization. Directors are encouraged to attend director continuing education programs, including those that the Company may from time to time suggest, arrange or present. The Company will reimburse directors for the fees and expenses that they may incur in connection with such attendance.

  D.    Board Committees

          1.     Committees/Independence.    The Board of Directors has two standing committees consisting of an Audit and Public Policy Committee and a Compensation and Governance Committee. The Audit and Public Policy Committee and the Compensation and Governance Committee shall each consist solely of directors who satisfy the definition of "independent director" under the rules of the New York Stock Exchange, and shall otherwise satisfy all other requirements under such rules for membership on the particular committee. From time to time, the Board may determine that it is appropriate to form a new committee or a special committee or to restructure and/or combine its standing committees.

          2.     Agenda and Minutes.    The chairperson of each committee, in consultation with the members of the committee and the Company Secretary, shall set the agenda, frequency and length for each meeting. Each committee shall keep minutes of its proceedings and report its proceedings at the next meeting of the Board of Directors.

          3.     Review of Membership.    The Compensation and Governance Committee shall be responsible for reviewing annually the committee membership and recommending to the Board of

  Directors changes in number, authority and duties of the Board committees as well as changes in the chairperson or members of the committees. It is the sense of the Board that committee chairpersons generally should serve three (3)-year terms and consideration should be given to rotating committee members periodically.

          4.     Access to Independent Advisors.    The Board of Directors and each of its committees may hire independent advisors, including consultants and experts, as the Board of Directors or any committee deems necessary, to assist it in evaluating proposals, transactions and information supplied by management. The Audit and Public Policy Committee shall have the sole authority to retain and terminate the Company's independent auditor. In addition, the Compensation and Governance Committee shall have the sole authority to retain and terminate the consulting firm that assists in the evaluation of director or executive officer compensation and any search firm used to identify director candidates. Each committee shall communicate to the full Board its intent to hire an independent advisor; however, prior Board approval is not required.

II.    Executive Compensation

        A.    Compensation and Governance Committee Role.    The Compensation and Governance Committee shall annually review and approve corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives and establish the individual elements of the Chief Executive Officer's total compensation based on the annual evaluation. In addition, the Compensation and Governance Committee shall determine compensation for the Company's other executive officers and advise the Board of Directors and the Chairman and Chief Executive Officer on other compensation and employee benefit matters consistent with the Committee's charter.

        B.    Philosophy.    The Compensation and Governance Committee's philosophy pertaining to executive compensation shall be described in its report set forth each year in the Company's annual proxy statement.

III.  Fiduciary Oversight

        A.    Philosophy.    The Board of Directors shall support a corporate environment of internal controls, fiscal accountability, ethical standards and compliance with applicable governance policies, laws and regulations.

        B.    Duty of Loyalty and Care.    Under Delaware law, each director owes duties of loyalty and care to the Company and is expected to act in the best interests of the Company's stockholders as a whole.

        C.    Access to Management.    The Board of Directors shall have complete access to the Company's management. It is assumed that Board members will use judgment to be sure that this contact is not distracting to the business operations of the Company and that such contact, if in writing, is copied to the Chief Executive Officer.

        D.    Audit and Public Policy Committee Role.    The Audit and Public Policy Committee's functions and responsibilities are set forth in its charter.

IV.    Strategic Planning and Talent Management

        A.    Review of Strategic Plans.    At least annually, the Board of Directors shall review the strategic plan for each of the Company's major businesses.

        B.    Company Organization Structure.    Management shall be responsible for informing the Board of Directors on major organization matters and issues relating to the Company's organization structure.

        C.    Talent Management Reviews.    The Chief Executive Officer shall regularly review key executive talent development, including succession planning for the Chief Executive Officer and other senior executives, with the Board of Directors.

V.     Board Elections: One Share-One Vote.

        In accordance with Article I, Section 3 of the Bylaws, each stockholder eligible to vote on a matter submitted to a stockholder vote shall be entitled to one vote, in person or by proxy, for each share of common stock entitled to vote held by such stockholder.

* * *

APPENDIX B

LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM
(Amended and Restated as of March 6, 2007)

EDWARDS LIFESCIENCES CORPORATION

Article 1. Establishment, Objectives, and Duration

        1.1   Establishment of the Program. Edwards Lifesciences Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby amends and restates the incentive compensation plan established April 1, 2000 and known as the "Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program" (hereinafter, as amended and restated, referred to as the "Program"), as set forth in this document. The Program permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock and Restricted Stock Units.

        The Program became effective as of April 1, 2000 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        The Program was amended and restated effective as of July 12, 2000 to clarify the definition of "Subsidiary" and was subsequently further amended and restated as of May 8, 2002, February 20, 2003, February 17, 2005, February 16, 2006 and March 6, 2007.

        1.2   Objectives of the Program. The objectives of the Program are to optimize the profitability and growth of the Company through long-term incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. Awards generally are made in conjunction with services performed by the Participant within the previous twelve (12) months.

        The Program is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

        1.3   Duration of the Program. The Program shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board to amend or terminate the Program at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Program's provisions. However, in no event may an Award be granted under the Program on or after April 1, 2010.

Article 2. Definitions

        Whenever used in the Program, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

        2.1   "Award" means, individually or collectively, a grant under this Program of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock or Restricted Stock Units.

        2.2   "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Program.

        2.3   "Board" or "Board of Directors" means the Board of Directors of the Company.

        2.4   "Change in Control" of the Company shall mean the occurrence of any one of the following events:

  (a)
  Any "Person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the

    Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

  (b)
  During any period of not more than twenty-four (24) months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.4(a), 2.4(c), or 2.4(d) of this Section 2.4) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

  (c)
  The consummation of a merger or consolidation of the Company with any other entity, other than: (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

  (d)
  The Company's stockholders approve a plan of complete liquidation or dissolution of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

        2.5   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.6   "Committee" means the Compensation and Governance Committee or any other committee appointed by the Board to administer Awards to Participants, as specified in Article 3 herein.

        2.7   "Company" means Edwards Lifesciences Corporation, a Delaware corporation, and any successor thereto as provided in Article 16 herein.

        2.8   "Contractor" means an individual providing services to the Company who is not an Employee or member of the Board, and who does not participate in the Edwards Lifesciences Corporation Nonemployee Directors and Consultants Stock Incentive Program.

        2.9   "Covered Employee" means a Participant who is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

        2.10 "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Board.

        2.11 "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

        2.12 "Employee" means any employee of the Company or of a Subsidiary of the Company. Directors who are employed by the Company shall be considered Employees under this Program.

        2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.14 "Fair Market Value" means, at any date, the closing sale price on the principal securities exchange on which the Shares are traded on the last previous day on which a sale was reported.

        2.15 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

        2.16 "Insider" shall mean an individual who is, on the relevant date, an officer, director, or beneficial owner of more than ten percent (10%) of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

        2.17 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

        2.18 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

        2.19 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        2.20 "Participant" means an Employee or Contractor who has been selected to receive an Award or who has outstanding an Award granted under the Program.

        2.21 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) applicable to compensation payable to Covered Employees.

        2.22 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

        2.23 "Restricted Stock" means an Award granted to a Participant pursuant to Article 7 herein.

        2.24 "Restricted Stock Units" means an Award granted to a Participant pursuant to Article 8 herein.

        2.25 "Retirement" means, unless otherwise defined in the applicable Award Agreement, any termination of an Employee's employment or a Contractor's service after age fifty-five (55) other than due to death, Disability or, with respect to Awards made after May 8, 2002, Cause, provided that such Employee or Contractor has at least a combined ten (10) years of service with the Company and Baxter International Inc. A Participant's number of years of service with the Company and Baxter International Inc. shall be determined by calculating the number of complete twelve-month (12) periods of employment from the Participant's original date of hire as an Employee or Contractor with the Company or Baxter International Inc. to the Participant's date of employment or service termination. Employment or service with Baxter International Inc. shall be included for purposes of determining qualification for Retirement only to the extent that such employment or service immediately, and without any break, precedes employment or service with the Company. For purposes of this definition, unless defined otherwise in the applicable Award Agreement, "Cause" means: (a) a Participant's willful and continued failure to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from Disability); (b) a Participant's willfully engaging in conduct that is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise; or (c) a Participant's having been convicted of a felony. For the purpose of determining "Cause," no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interests of the Company or a Subsidiary.

        2.26 "Shares" means the shares of common stock of the Company.

        2.27 "Subsidiary" means any business, whether or not incorporated, in which the Company beneficially owns, directly or indirectly through another entity or entities, securities or interests representing more than fifty percent (50%) of the combined voting power of the voting securities or voting interests of such business.

Article 3. Administration

        3.1   General. The Program shall be administered by the Compensation and Governance Committee of the Board, or by any other Committee appointed by the Board, which shall consist of two (2) or more nonemployee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code, except as otherwise determined by the Board. Any Committee administering the Program shall be comprised entirely of directors. The members of the Committee shall be appointed from time to time by, and shall serve at the sole discretion of, the Board.

        The Committee shall have the authority to delegate administrative duties to officers, Employees, or directors of the Company; provided, however, that the Committee shall not be able to delegate its authority with respect to: (i) granting Awards to Insiders; (ii) granting Awards that are intended to qualify for the Performance-Based Exception; and (iii) certifying that any performance goals and other material terms attributable to Awards that are intended to qualify for the Performance-Based Exception have been satisfied.

        3.2   Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of the Program, the Committee shall have the authority to: (a) interpret the provisions of the Program, and prescribe, amend, and rescind rules and procedures relating to the Program; (b) grant Awards under the Program, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, Awards which are made in combination with or in tandem with other Awards (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation; (c) subject to Article 14, modify the terms of, cancel and reissue, or repurchase outstanding Awards; (d) prescribe the form of agreement, certificate, or other instrument evidencing any Award under the Program; (e) correct any defect or omission and reconcile any inconsistency in the Program or in any Award hereunder; (f) to design Awards to satisfy requirements to make such Awards tax-advantaged to Participants in any jurisdiction or for any other reason that the Company desires; and (g) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Program; provided, however, that no outstanding Option will be amended to lower the exercise price or will be canceled for the purpose of reissuing such Option to a Participant at a lower exercise price (other than, in both cases, pursuant to Section 5.4) without the approval of the Company's stockholders. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons. The Committee shall comply with all applicable laws in administering the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein.

        3.3   Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Program and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, directors, Employees, Contractors, Participants, and their estates and beneficiaries.

Article 4. Eligibility and Participation

        4.1   Eligibility. Persons eligible to participate in this Program shall include all Employees and Contractors. Directors who are not Employees of the Company shall not be eligible to participate in the Program.

        4.2   Actual Participation. Subject to the provisions of the Program, the Committee may, from time to time, select from all eligible Employees and Contractors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 5. Shares Subject to the Program and Maximum Awards

        5.1   Number of Shares Available for Grants. Subject to adjustment as provided in Section 5.4 herein, the number of Shares hereby reserved for delivery to Participants under the Program shall be eighteen million eight hundred thousand (18,800,000) Shares. No more than one million (1,000,000) Shares reserved for issuance under the Program may be granted in the form of Shares of Restricted Stock or Restricted Stock Units. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Program. The following rules shall apply to grants of such Awards under the Program:

  (a)
  Options: The maximum aggregate number of Shares that may be granted in the form of Options in any one (1) fiscal year to any one (1) Participant shall be one million (1,000,000).

  (b)
  Restricted Stock and Restricted Stock Units: The maximum aggregate number of Shares that may be granted in the form of Restricted Stock and Restricted Stock Units in any one (1) fiscal year to any one (1) Participant shall be two hundred thousand (200,000).

        5.2   Type of Shares. Shares issued under the Program in connection with Stock Options or Restricted Stock Units may be authorized and unissued Shares or issued Shares held as treasury Shares. Shares issued under the Program in connection with Restricted Stock shall be issued Shares held as treasury Shares; provided, however, that authorized and unissued Shares may be issued in connection with Restricted Stock to the extent that the Committee determines that past services of the Participant constitute adequate consideration for at least the par value thereof.

        5.3   Reuse of Shares.

  (a)
  General. In the event of the expiration or termination (by reason of forfeiture, expiration, cancellation, surrender, or otherwise) of any Award under the Program, that number of Shares that was subject to the Award but not delivered shall again be available as Awards under the Program.

  (b)
  Restricted Stock. In the event that Shares are delivered under the Program as Restricted Stock and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the grant thereof, such forfeited or reacquired Shares shall again be available as Awards under the Program.

  (c)
  Limitation. Notwithstanding the provisions of Sections 5.3(a) or 5.3(b) above, the following Shares shall not be available for reissuance under the Program: (i) Shares which are withheld from any Award or payment under the Program to satisfy tax withholding obligations; (ii) Shares which are surrendered to fulfill tax obligations incurred under the Program; and (iii) Shares which are surrendered in payment of the Option Price upon the exercise of an Option.

        5.4   Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization

(whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 5.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Program, and in the Award limits set forth in Section 5.1, as shall be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its sole discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

Article 6. Stock Options

        6.1   Grant of Options. Subject to the terms and provisions of the Program, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. If all or any portion of the exercise price or taxes incurred in connection with the exercise are paid by delivery (or, in the case of payment of taxes, by withholding of Shares) of other Shares of the Company, the Options may provide for the grant of replacement Options.

        6.2   Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

        6.3   Option Price. The Option Price for each grant of an Option under this Program shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

        6.4   Duration of Options. Each Option granted to a Participant on or after February 16, 2006 shall expire at such time, not later than the seventh (7th) anniversary date of its grant, as the Committee shall determine.

        6.5   Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant; provided, however, that each option shall become exercisable over a minimum period of three (3) years measured from the date of grant of the option.

        6.6   Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice (or such other form of notice as the Company may specify) of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (or a satisfactory "cashless exercise" notice).

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares (by either actual delivery or attestation) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months, or such shorter or longer period, if any, as is necessary to avoid variable accounting treatment); (c) by a cashless exercise, as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions and such procedures and limitations as the Company may specify from time to time, (d) by any other means which the Committee determines to be consistent with the Program's purpose and applicable law, or (e) by a combination of two or more of (a) through (d).

        Subject to any governing rules or regulations, including cashless exercise procedures, as soon as practicable after receipt of a notification of exercise and full payment (or a satisfactory "cashless exercise" notice), the Company shall cause to be issued and delivered to the Participant, in certificate form or otherwise, evidence of the Shares purchased under the Option(s).

        6.7   Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        6.8   Termination of Employment or Service. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company or service to the Company as a Contractor. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

        6.9   Nontransferability of Options.

  (a)
  Incentive Stock Options. No ISO granted under the Program may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Program shall be exercisable during his or her lifetime only by such Participant.

  (b)
  Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

        6.10 Substitution of Cash. Unless otherwise provided in a Participant's Award Agreement, and notwithstanding any provision in the Program to the contrary (including but not limited to Section 14.2), in the event of a Change in Control in which the Company's stockholders holding Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, the Committee shall have the authority to require that any outstanding Option be surrendered to the Company by a Participant for cancellation by the Company, with the Participant receiving in exchange a cash payment from the Company within ten (10) days of the Change in Control. Such cash payment shall be equal to the number of Shares under Option, multiplied by the excess, if any, of the greater of (i) the highest per Share price offered to stockholders in any transaction whereby the Change in Control takes place, or (ii) the Fair Market Value of a Share on the date the Change in Control occurs, over the Option Price.

Article 7. Restricted Stock

        7.1   Grant of Restricted Stock. Subject to the terms and provisions of the Program, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

        7.2   Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Period of Restriction shall be a minimum of three (3) years measured from the grant date of the Restricted Stock.

        7.3   Restriction on Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Program shall be available during his or her lifetime only to such Participant.

        7.4   Other Restrictions. Subject to Article 9 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:

  (a)
  A required period of employment or service as a Contractor with the Company, as determined by the Committee, prior to the vesting of Shares of Restricted Stock.

  (b)
  A requirement that Participants forfeit (or in the case of Shares sold to a Participant, resell to the Company at his or her cost) all or a part of Shares of Restricted Stock in the event of termination of his or her employment or service as a Contractor during the Period of Restriction.

  (c)
  A prohibition against employment of Participants holding Shares of Restricted Stock by any competitor of the Company, against such Participants' dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company's employees for employment by another entity.

        Shares of Restricted Stock awarded pursuant to the Program shall be registered in the name of the Participant and, if such Shares are certificated, in the sole discretion of the Committee, may be deposited in a bank designated by the Committee or with the Company. The Committee may require a stock power endorsed in blank with respect to Shares of Restricted Stock whether or not certificated.

        Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Program shall become freely transferable (subject to any restrictions under any applicable securities law) by the Participant after the last day of the applicable Period of Restriction.

        7.5   Voting Rights. Unless the Committee determines otherwise, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to exercise full voting rights with respect to those Shares during the Period of Restriction.

        7.6   Dividends and Other Distributions. Unless the Committee determines otherwise, during the Period of Restriction, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to regular cash dividends paid with respect to such Shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

        7.7   Termination of Employment or Service. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares of Restricted Stock following termination of the Participant's employment with the Company or service to the Company as a Contractor. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.

Article 8. Restricted Stock Units

        8.1.  Restricted Stock Units Awards. Subject to the terms and conditions of the Program, the Committee, at any time and from time to time, may issue Restricted Stock Units which entitle the Participant to receive the Shares underlying those units following the lapse of specified restrictions (whether based on the achievement of designated performance goals or the satisfaction of specified services or upon the expiration of a designated time period following the vesting of the units).

        8.2.  Restricted Stock Units Award Agreement. Each Restricted Stock Units award shall be evidenced by a Restricted Stock Units Award Agreement that shall specify the vesting restrictions, the number of Shares subject to the Restricted Stock Units award, and such other provisions as the Committee shall determine. Restricted Stock Units shall vest over a minimum period of three (3) years measured from the grant date of the award.

        8.3.  Restrictions. The Committee shall impose such other conditions and/or restrictions on the issuance of any Shares under the Restricted Stock Units granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:

  (a)
  A required period of service with the Company, as determined by the Committee, prior to the issuance of Shares under the Restricted Stock Units award.

  (b)
  A requirement that the Restricted Stock Units award be forfeited in whole or in part in the event of termination of the Participant's employment or service as a Contractor during the vesting period.

  (c)
  A prohibition against employment of Participants holding Restricted Stock Units by any competitor of the Company, against such Participants' dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company's employees for employment by another entity.

        Except as otherwise provided in this Article 8, Shares subject to Restricted Stock Units under the Program shall be freely transferable (subject to any restrictions under applicable securities law) by the Participant after receipt of such shares.

        8.4.  Stockholder Rights. Participants holding Restricted Stock Units issued hereunder shall not have any rights with respect to Shares subject to the award until the award vests and the Shares are issued hereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Restricted Stock Units awards, subject to such terms and conditions as the Committee may deem appropriate.

        8.5.  Termination of Employment or Service. Each Restricted Stock Units Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares subject to the Restricted Stock Units award following termination of the Participant's employment with the Company or service to the Company as a Contractor. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock Unit awards issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.

Article 9. Performance Measures

        Unless and until the Board proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

  (i)
  return measures (including, but not limited to, return on assets, capital, investment, equity or sales);

  (ii)
  earnings per share;

  (iii)
  net income (before or after taxes) or operating income;

  (iv)
  earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization;

  (v)
  sales or revenue targets;

  (vi)
  market to book value ratio

  (vii)
  cash flow or free cash flow (cash flow from operations less capital expenditures);

  (viii)
  market share;

  (ix)
  cost reduction goals;

  (x)
  budget comparisons;

  (xi)
  implementation, completion or progress of projects, processes, products or product-lines strategic or critical to the Company's business operations;

  (xii)
  measures of customer satisfaction;

  (xiii)
  share price (including, but not limited to, growth measures and total shareholder return);

  (xiv)
  working capital;

  (xv)
  economic value added;

  (xvi)
  percentage of sales generated by new products;

  (xvii)
  progress of research and development projects or milestones;

  (xviii)
  growth in sales of products or product-lines;

  (ix)
  any combination of, or a specified increase in, any of the foregoing; and

  (x)
  the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Company's revenue or profitability or expand the Company's customer base.

        Subject to the terms of the Program, each of these measures shall be defined by the Committee on a corporation, subsidiary, group or division basis or in comparison with peer group performance, and may include or exclude specified extraordinary items, as determined by the Company's auditors.

        The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals or the size of Awards; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by a Covered Employee, may not be adjusted upward in terms of either the degree of goal attainment or size (but the Committee shall retain the discretion to adjust the degree of goal attainment or the size of the Awards downward).

        In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 10. Beneficiary Designation

        Each Participant under the Program may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Program is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 11. Deferrals

        The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals which shall be consistent with the requirements of Code Section 409A and the Treasury regulations and rulings promulgated thereunder.

Article 12. Rights of Employees and Contractors

        12.1 Employment. Nothing in the Program or any Award Agreement shall interfere with or limit in any way the right of the Company to terminate at any time any Participant's employment or service to the Company as a Contractor, nor confer upon any Participant any right to continue in the employ of the Company or to provide services to the Company as a Contractor.

        12.2 Participation. No Employee or Contractor shall have the right to be selected to receive an Award under this Program, or, having been so selected, to be selected to receive a future Award.

Article 13. Change in Control

        Except as may otherwise be provided in a Participant's Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges:

  (a)
  Any and all Options granted hereunder shall become immediately exercisable, and, if granted before May 8, 2002, shall remain exercisable throughout their entire term;

  (b)
  Any restriction periods and restrictions imposed on Shares of Restricted Stock and Restricted Stock Units that are not performance-based shall lapse;

  (c)
  The vesting of all performance-based Awards denominated in Shares such as performance-based Restricted Stock and Restricted Stock Units shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period(s) which has elapsed prior to the Change in Control; provided, however, that if an Option or Share of Restricted Stock or Restricted Stock Unit granted after May 8, 2002 becomes exercisable or vests only after either (i) a minimum fixed period of employment or service (the duration of which is determined by the Committee at the time of the grant of the Award) or (ii) the earlier achievement of a performance-related goal, its exercisability or vesting shall not automatically accelerate in full in accordance with Article 13 (a) or (b) above, but may accelerate if and to the extent provided in the applicable Award Agreement.

Article 14. Amendment, Modification, and Termination

        14.1 Amendment, Modification, and Termination. Subject to the terms of the Program, including Section 14.2, the Board may at any time and from time to time, alter, amend, suspend or terminate the Program in whole or in part. However, stockholder approval shall be required for any amendment of the Program that (a) materially increases the number of Shares available for issuance under the Program (other than pursuant to Article 5.4), (b) expands the type of awards available under the Program, (c) materially expands the class of participants eligible to receive Awards under the Program, (d) materially extends the term of the Program, (e) materially changes the method of determining the Option Price under the Program or (f) deletes or limits any provision of the Program prohibiting the repricing of Options. The Committee may amend Awards previously granted under the Program.

        14.2 Awards Previously Granted. Notwithstanding any provision of the Program or of any Award Agreement to the contrary (but subject to Section 6.10 hereof), no termination, amendment, or modification of the Program or amendment of an Award previously granted under the Program shall adversely affect in any material way any Award previously granted under the Program, without the express consent of the Participant holding such Award.

Article 15. Compliance with Applicable Law and Withholding

        15.1 General. The granting of Awards and the issuance of Shares under the Program shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding anything to the contrary in the Program or any Award Agreement, the following shall apply:

  (a)
  The Company shall have no obligation to issue any Shares under the Program if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

  (b)
  Prior to the issuance of any Shares under the Program, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares and that the recipient will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

  (c)
  With respect to any person who is subject to Section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any incentive or payment under the Program or implement procedures for the administration of the Program which it deems necessary or desirable to comply with the requirements of Rule 16b-3 of the Exchange Act.

  (d)
  If, at any time, the Company, determines that the listing, registration, or qualification (or any updating of any such document) of any Award, or the Shares issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any Award, the issuance of Shares pursuant to any Award, or the removal of any restrictions imposed on Shares subject to an Award, such Award shall not be granted and the Shares shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        15.2 Securities Law Compliance. With respect to Insiders, transactions under this Program are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Program or action by the Committee or the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

        15.3 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Program.

        15.4 Share Withholding. Awards payable in Shares may provide that with respect to withholding required upon any taxable event arising thereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares to satisfy their withholding tax obligations; provided that Participants may only elect to have Shares withheld having a Fair Market Value on the date the tax is to be determined equal to or less than the minimum withholding tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations, including prior Committee approval, that the Committee, in its sole discretion, deems appropriate.

Article 16. Indemnification

        Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Program and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17. Successors

        All obligations of the Company under the Program with respect to Awards granted hereunder shall, to the extent legally permissible, be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18. Legal Construction

        18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        18.2 Severability. In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

        18.3 Governing Law. To the extent not preempted by federal law, the Program, and all Award or other agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware without giving effect to principles of conflicts of laws.

* * *

APPENDIX C

2001 EMPLOYEE STOCK PURCHASE PLAN FOR
UNITED STATES EMPLOYEES
(Amended and Restated on February 15, 2007)

EDWARDS LIFESCIENCES CORPORATION

ARTICLE I—PURPOSE

1.01.   Purpose

        The Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for United States Employees is intended to provide a method whereby employees of Edwards Lifesciences Corporation (the "Company") and its participating subsidiary companies authorized by the Committee (or an officer designated by the Committee pursuant to Section 9.02) to extend the benefits of the Plan to their Eligible Employees will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's common stock. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

        The Plan was initially adopted by the Board on February 8, 2001, and subsequently approved by the stockholders on May 10, 2001. The Plan was subsequently amended and restated by the Board on February 20, 2003 and on September 13, 2005.

ARTICLE II—DEFINITIONS

2.01.   Base Pay

        "Base Pay" shall mean regular straight-time earnings plus commissions and payments in lieu of regular earnings (such as vacation, sick pay and holiday pay). In the case of a part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's hourly rate of pay by the number of regularly scheduled hours of work for such employee during such Offering.

2.02.   Change in Control

        "Change in Control" of the Company shall mean the occurrence of any one of the following events:

  (a)
  Any "Person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

  (b)
  During any period of not more than twenty-four (24) months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.02(a), 2.02(c), or 2.02(d) of this Section 2.02) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

  (c)
  The consummation of a merger or consolidation of the Company with any other entity, other than: (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

  (d)
  The Company's stockholders approve a plan of complete liquidation or dissolution of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

2.03.   Code

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.04.   Committee

        "Committee" shall mean the individuals appointed by the Company to administer the Plan as described in Article IX.

2.05.   Company

        "Company" shall mean Edwards Lifesciences Corporation.

2.06.   Corporate Affiliate

        "Corporate Affiliate" shall mean any parent or subsidiary corporation or limited liability company of the Company (as determined in accordance with Code section 424), whether now existing or subsequently established.

2.07.   Eligible Employee

        "Eligible Employee" means, unless local laws prohibit such employee's participation in the Plan, any regular employee of a Participating Company who is scheduled to work 20 or more hours per week.

2.08.   Enrollment Period

        "Enrollment Period" shall mean with respect to any Offering, the period designated by the Committee prior to such Offering during which Eligible Employees may authorize payroll deductions through a Subscription. Unless the Committee determines otherwise, the Enrollment Period with respect to any Offering shall end on the twenty-fifth day of the month immediately preceding the Offering Commencement Date and any Subscription received after such date shall be deemed to be an enrollment in the next following Offering.

2.09.   Exchange Act

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

2.10.   Fair Market Value

        The "Fair Market Value" of a share of Stock on a given day shall be determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system (a) for any date of determination except the Purchase Date, Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sale is reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (b) for the Purchase Date, Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sale is reported) as quoted on such exchange or system on the Purchase Date, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

2.11.   Offering

        "Offering" shall mean the quarterly offering of the Company's Stock, the duration of which shall not exceed twenty seven (27) months.

2.12.   Offering Commencement Date

        "Offering Commencement Date" shall mean June 1, 2001 and, unless determined otherwise by the Committee, the first day of each calendar quarter thereafter.

2.13.   Offering End Date

        "Offering End Date" shall mean, with respect to each Offering beginning prior to July 1, 2007, the first to occur of the day preceding the second annual anniversary of the Offering Commencement Date or the day preceding July 1, 2007, unless determined otherwise by the Committee prior to the Offering Commencement Date or such date as determined pursuant to Section 6.04. "Offering End Date" shall mean, with respect to each Offering beginning on or after July 1, 2007, the day preceding the first annual anniversary of the Offering Commencement Date, unless determined otherwise by the Committee prior to the Offering Commencement Date or such date as determined pursuant to Section 6.04.

2.14.   Participant

        "Participant" shall mean an Eligible Employee who has elected to participate in an Offering by entering a Subscription during the Enrollment Period for such Offering.

2.15.   Participating Company

        "Participating Company" shall mean the Company and each Corporate Affiliate as may be authorized from time to time by the Committee to extend the benefits of the Plan to their Eligible Employees.

2.16.   Plan

        "Plan" shall mean the Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for United States Employees, as amended from time to time.

2.17.   Purchase Date

        "Purchase Date" shall mean with respect to any Offering, the last day of each calendar quarter (or such other dates determined by the Committee prior to the Offering Commencement Date or pursuant to Section 6.04) during the period beginning with the Offering Commencement Date for such Offering and ending with the Offering End Date; provided, however, if any such day is not a business day, the Purchase Date shall be the next preceding business date on which shares of Stock are traded.

2.18.   Stock

        "Stock" shall mean the common stock, par value $1.00, of the Company.

2.19.   Subscription

        "Subscription" shall mean an Eligible Employee's authorization for payroll deductions made in the form and manner specified by the Committee (which may include enrollment by submitting forms, by voice response, internet access or other electronic means). Unless withdrawn earlier in accordance with Section 6.02, each Subscription shall be in effect for the duration of the Offering to which it applies. No more than one Subscription may be in effect for an Eligible Employee during any calendar quarter.

ARTICLE III—ELIGIBILITY AND PARTICIPATION

3.01.   Initial Eligibility

        Any individual who is an Eligible Employee on an Offering Commencement Date shall be eligible to participate in the Offering commencing on such date, subject to the terms and conditions of the Plan.

3.02.   Leave of Absence

        For purposes of participation in the Plan, a Participant on a leave of absence shall be deemed to be an employee for a period of up to 90 days or, if longer, during the period the Participant's right to reemployment is guaranteed by statute or contract. If the leave of absence is paid, deductions authorized under any Subscription in effect at the time the leave began will continue. If the leave of absence is unpaid, no deductions or contributions will be permitted during the leave. If such a Participant returns to active status within 90 days or the guaranteed reemployment period, as applicable, payroll deductions under the Subscription in effect at the time the leave began will automatically begin again upon the Participant's return to active status, unless the Subscription has expired. If the Participant does not return to active status within 90 days or the guaranteed reemployment period, as applicable, the Participant shall be treated as having terminated employment for all purposes of the Plan. If such terminated Participant later returns to active employment as an Eligible Employee or if a Participant returns to active employment as an Eligible Employee after the Subscription has expired, such individual will be treated as a new employee and will be eligible to participate in Offerings commencing after his or her reemployment date by filing a Subscription during the applicable Enrollment Period for such Offering.

3.03.   Restrictions on Participation

        Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted a right to purchase Stock:

  (a)
  if, immediately after the grant, such employee would own Stock, and/or hold outstanding options to purchase Stock, possessing 5% or more of the total combined voting power or value of all classes of the Company's stock (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

  (b)
  which permits the employee's rights to purchase Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time such right to purchase Stock is granted) for each calendar year in which such right is outstanding.

        Further, with respect to any Offering, in no event shall an employee be granted a right to purchase in excess of 10,000 shares of Stock, subject to adjustment pursuant to Section 10.03.

3.04.   Commencement of Participation

        An Eligible Employee may become a Participant in any Offering by entering a Subscription during the Enrollment Period for such Offering. Payroll deductions for such Offering shall commence on the applicable Offering Commencement Date and shall end on the applicable Offering End Date unless withdrawn by the Participant or sooner terminated in accordance with Article VII. Only one Subscription may be in effect with respect to any Participant at any one time.

3.05.   Participation After Rehire

        An Eligible Employee's Subscription will automatically terminate on the date he or she is no longer an employee of any Participating Company. If the Eligible Employee terminates employment with a Subscription in effect with respect to an Offering and is rehired prior to the Offering End Date for that Offering, the Subscription will not be reinstated and the Eligible Employee will not be allowed to again make payroll deductions under such Offering. The Eligible Employee may elect to participate in Offerings commencing after his or her reemployment date by entering a Subscription during the applicable Enrollment Period for such Offering. Notwithstanding the foregoing, an Eligible Employee's transfer from one Participating Company to another shall not terminate such Eligible Employee's Subscription.

3.06.   International Employees/International Transfers

        Eligible Employees who transfer to a Participating Company from a subsidiary of the Company participating in the Company's stock purchase plan for international employees may not participate in Offerings which had an Offering Commencement Date prior to such transfer. Such Eligible Employee may participate in Offerings commencing after such transfer by entering a Subscription during the applicable Enrollment Period for such Offering.

        A Participant who transfers from a Participating Company to either a Corporate Affiliate that is not a Participating Company or a location that, by local law, prohibits participation in any of the Company's stock purchase plans will be treated as a terminated Participant under this Plan.

ARTICLE IV—OFFERINGS

4.01.   Quarterly Offerings

        The Plan commenced with an Offering beginning on June 1, 2001 and, unless determined otherwise by the Committee, will continue in operation with a new Offering commencing on the first day of each calendar quarter thereafter. Eligible Employees may not have in effect more than one Subscription at a time.

        Participants may subscribe to any Offering by entering a Subscription during the Enrollment Period for such Offering in such manner as the Committee may prescribe (which may include enrollment by submitting forms, by voice response, internet access or other electronic means).

        A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn the Subscription. Under the foregoing automatic enrollment provisions, payroll deductions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 5.03.

4.02.   Purchase Price

        The purchase price per share of Stock under each Offering shall be the lower of:

  (a)
  85% of the Fair Market Value of the Stock on the Offering Commencement Date; or

  (b)
  85% of the Fair Market Value of the Stock on the Purchase Date.

        Such purchase price may only be paid with accumulated payroll deductions in accordance with Article V.

ARTICLE V—PAYROLL DEDUCTIONS

5.01.   Amount of Deduction

        An Eligible Employee's Subscription shall authorize payroll deductions at a rate, in whole percentages, of no less than 1% and no more than 12% of Base Pay on each payday that the Subscription is in effect.

5.02.   Participant's Account

        All payroll deductions made with respect to a Participant shall be credited to his or her recordkeeping account under the Plan. A Participant may not make any separate cash payment into such account. No interest will accrue or be paid on any amount withheld from a Participant's pay under the Plan or credited to the Participant's account. Except as otherwise provided in this Section 5.02, all amounts in a Participant's account will be used to purchase whole shares of Stock and no cash refunds shall be made from such account. Any amounts that are insufficient to purchase whole shares shall be credited to the Participant's account, and added to any fractional amounts resulting on subsequent Purchase Dates. Upon liquidation or other closing of a Participant's account, any fractional amounts shall be paid in cash to the Participant based on the then current Fair Market Value of the Stock. In addition, any amounts that are withheld but unable to be applied to the purchase of Stock because of the limitations of Section 3.03 shall be returned to the Participant without interest and will not be used to purchase shares with respect to any other Offering under the Plan.

5.03.   Changes in Payroll Deductions

        During an Offering, a Participant may change his or her level of payroll deduction with respect to such Offering within the limits described in Section 5.01 in accordance with procedures established by the Committee (including, without limitation, rules relating to the frequency of such changes); provided, however, if the Participant reduces his or her payroll deductions to zero, it shall be deemed to be a withdrawal of the Subscription and the Participant may not thereafter participate in such Offering but must wait until the next Offering to resubscribe to the Plan. Any such discontinuance or change in level shall be effective as soon as administratively practicable.

ARTICLE VI—EXERCISE OF RIGHTS TO PURCHASE STOCK

6.01.   Automatic Exercise

        A Participant's right to purchase Stock with respect to any Offering will be automatically exercised on each Purchase Date for the Offering. The right to purchase Stock will be exercised by using the accumulated payroll deductions in the Participant's account as of each such Purchase Date to purchase the number of whole shares of Stock that may be purchased at the purchase price on such date, determined in accordance with Section 4.02.

6.02.   Withdrawal From Offering

        A Participant may not withdraw the accumulated payroll deductions in his or her account during an Offering. If the Participant withdraws his or her Subscription with respect to any Offering, the accumulated payroll deductions in the Participant's account at the time the Subscription is withdrawn will be used to purchase shares of Stock at the next Purchase Date for the Offering to which the Subscription related, in accordance with Section 6.01.

6.03.   Delivery of Stock

        Stock purchases under the Plan will be held in an account in the Participant's name in uncertificated form unless certification is requested by the Participant. Furthermore, Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant.

6.04.   Change in Control

        If pursuant to a Change in Control rights to purchase Stock are not assumed or otherwise continued in full force and effect, then each right to purchase Stock under each Offering in effect at the time of the Change in Control shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Offering in which such Change in Control occurs to the purchase of whole shares of Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Stock on the start date of the applicable Offering or (ii) the Fair Market Value per share of Stock immediately prior to the effective date of such Change in Control.

ARTICLE VII—WITHDRAWAL

7.01.   Effect on Subsequent Participation

        The Committee shall have the authority to decide the Participant's eligibility to participate in any succeeding Offering if Participant withdraws from any Offering.

7.02.   Termination of Employment

        Subject to the following provisions of this Section 7.02, upon termination of the Participant's employment for any reason that results in the Participant not qualifying as an Eligible Employee, any Subscription then in effect will be deemed to have been withdrawn and any payroll deductions credited to the Participant's account will be used to purchase Stock on the next Purchase Date for the Offering with respect to which such deductions relate. Notwithstanding the foregoing, if the Participant has a Subscription in effect on the Participant's termination of employment, payroll deductions (at the rate in effect on the termination date) shall continue to be made from Base Pay earned prior to termination of employment, if any, that is paid to the Participant after such termination of employment and before the earlier of (i) the three-month anniversary of such termination of employment, or (ii) the Offering End

Date of such Offering. Any such payroll deduction shall be used to purchase Stock on the next Purchase Date for the Offering after the deduction is made.

ARTICLE VIII—STOCK

8.01.   Maximum Shares

        The maximum number of shares which may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.03, shall be 2,300,000 shares. If the total number of shares for which rights to purchase Stock are exercised on any Purchase Date exceeds the maximum number of shares available for issuance, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.

8.02.   Participant's Interest in Rights to Purchase Stock

        The Participant will have no interest in Stock covered by a right to purchase Stock under the Plan until such right has been exercised.

ARTICLE IX—ADMINISTRATION

9.01.   Appointment of Committee

        The Company's Board of Directors shall appoint a Committee to administer the Plan. No member of the Committee who is not an Eligible Employee shall be eligible to purchase Stock under the Plan.

9.02.   Authority of Committee

        Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee shall also have the authority to determine if and when the employees of Corporate Affiliates organized or acquired after the Effective Date shall be eligible for participation in the Plan. The Committee may delegate to an officer its authority under this Section 9.02 to determine if and when the employees of a Corporate Affiliate shall be eligible or ineligible for participation in the Plan.

9.03.   Rules Governing the Administration of the Committee

        The Company's Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

9.04.   Statements

        Each Participant shall receive a statement of his account showing the number of shares of Stock held and the amount of cash credited to such account. Such statements will be provided as soon as administratively feasible following the end of each calendar quarter.

ARTICLE X—MISCELLANEOUS

10.01.   Transferability

        Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a right to purchase Stock or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. During a Participant's lifetime, rights to purchase Stock that are held by such Participant shall be exercisable only by that Participant.

10.02.   Use of Funds

        All payroll deductions received or held by the Participating Company under this Plan may be used by the Participating Company for any corporate purpose and the Participating Company shall not be obligated to segregate such payroll deductions.

10.03.   Adjustment Upon Changes in Capitalization

        In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, spin-off or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for sale under the Plan, (b) the number and class of shares or other securities that are subject to outstanding rights to purchase Stock, (c) the maximum number of shares of Stock that can be purchased by a Participant with respect to any Offering and (d) the appropriate market value and other price determinations applicable to rights to purchase Stock. The Committee shall make all determinations under this Section 10.03, and all such determinations shall be conclusive and binding.

10.04.   Amendment and Termination

        The Company's Board of Directors shall have complete power and authority to terminate or amend the Plan at any time and for any reason; provided, however, that the Company's Board of Directors shall not, without the approval of the stockholders of the Company in accordance with Section 423 of the Code, (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 10.03); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan; or (iii) permit members of the Committee who are not Eligible Employees to purchase stock under the Plan.

        Upon termination of the Plan, the date of termination shall be considered a Purchase Date, and any cash remaining in Participant accounts will be applied to the purchase of Stock, unless determined otherwise by the Company's Board of Directors. Upon termination of the Plan, the Company's Board of Directors shall have authority to establish administrative procedures regarding the exercise of outstanding rights to purchase Stock or to determine that such rights shall not be exercised.

10.05.   Effective Date

        This Plan became effective as of June 1, 2001.

10.06.   No Employment Rights

        The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment with the Company or any Corporate Affiliate, and it shall not be deemed to interfere in any way with the right of the Company or any Corporate Affiliate employing such person to terminate, or otherwise modify, an employee's employment at any time.

10.07.   Effect of Plan

        The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

10.08.   Governing Law

        The law of the State of California will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

APPENDIX A TO 2001 EMPLOYEE STOCK PURCHASE PLAN
FOR UNITED STATES EMPLOYEES

LIST OF PARTICIPATING COMPANIES

Following is a list of Participating Companies as of February 15, 2007:

Edwards Lifesciences Corporation
Edwards Lifesciences International Assignments Inc.
Edwards Lifesciences LLC
Edwards Lifesciences (U.S.) Inc.
Edwards Lifesciences Research Medical, Inc.

* * *

                      Electronic Voting Instructions

                      You can vote by Internet or telephone!
                      Available 24 hours a day, 7 days a week!

                      Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

                      VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

                      Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on Thursday May 10, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone
•  Call toll free 1-800-652-VOTE (8683) within the United
    States, Canada & Puerto Rico any time on a touch tone telephone.
    There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.    ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Proposals—The Board of Directors recommends a vote FOR both nominees for election as directors and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold
01—Robert A. Ingram	☐	☐	02—Vernon R. Loucks Jr.	☐	☐
	For	Against	Abstain
2. Approval of the amendment and restatement of the Long-Term Stock Incentive Compensation Program	☐	☐	☐
3. Approval of the amendment and restatement of the 2001 Employee Stock Purchase Plan	☐	☐	☐
4. Ratification of appointment of the independent registered public accounting firm	☐	☐	☐

B    Non-Voting Items

Change of Address—Please print new address below.

C    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for corporations. PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY ONLY IF YOU ARE VOTING BY MAIL.

Date (mm/dd/yyyy) — Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
/ /

Edwards Lifesciences Corporation
Annual Meeting of Stockholders
Thursday, May 10, 2007 at 10:00 a.m. PDT

One Edwards Way
Irvine, California 92614
(949) 250-2500
www.edwards.com

Telephone vote at 1-800-652-8683
Internet vote at WWW.INVESTORVOTE.COM

ONLINE ANNUAL MEETING MATERIALS (www.econsent.com/ew)

Although you received these materials by regular mail this year, you can still vote your shares conveniently on-line or by telephone. Please see the instructions on the reverse side. Additionally, you may choose to receive future Annual Meeting materials (annual report, notice of annual meeting, proxy statement and proxy card) on-line. By choosing to become one of Edwards Lifesciences Corporation's future electronic recipients, you help support Edwards Lifesciences Corporation in its efforts to control printing and postage costs.

If you choose the option of electronic delivery and voting on-line, you will receive an email before all future annual and/or special meetings of stockholders, notifying you of the website containing the Proxy Statement and other materials to be carefully reviewed before casting your vote.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—Edwards Lifesciences Corporation

Proxy for Annual Meeting on May 10, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John T. Cardis, Philip M. Neal and David E.I. Pyott proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the others, to represent and to vote all shares of stock of Edwards Lifesciences Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Edwards Lifesciences Corporation to be held at the corporate headquarters of Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614, on Thursday, May 10, 2007, at 10:00 a.m., Pacific Daylight Time, and any adjournments thereof, on the proposals described in the Proxy Statement and all other matters properly coming before the meeting in accordance with the instructions on the reverse side. This proxy revokes all proxies previously given by the undersigned to vote at such meeting and any adjournments thereof.

This proxy will also serve to instruct the trustees of Edwards Lifesciences Corporation 401(k) Saving and Investment Plan and the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan to vote in accordance with the instructions on the reverse side all shares held for the undersigned in such plans. For shares in your Savings and Investment Plan account, voting instructions submitted over the internet, by telephone or by mail must be received by the Trustees by 11:59 p.m., Eastern Daylight Time, on Wednesday, May 9, 2007. The Trustee will vote allocated shares for which it receives no written instructions in the same proportion as the allocated shares for which voting instructions have been received.

IMPORTANT—This Proxy Must Be Signed And Dated On the Reverse Side If Voting By Mail.

QuickLinks

EDWARDS LIFESCIENCES CORPORATION
TABLE OF CONTENTS
PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL 1—ELECTION OF DIRECTORS
Class I Director Nominees—Term Scheduled to Expire in 2010
Class II Directors—Term Schedule to Expire in 2008
Class III Directors—Term Scheduled to Expire in 2009
PROPOSAL 2—AMENDMENT AND RESTATEMENT OF THE LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM
PROPOSAL 3—AMENDMENT AND RESTATEMENT OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN FOR UNITED STATES EMPLOYEES
Purchase Plan Transactions
PROPOSAL 4—RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO PRINCIPAL ACCOUNTANTS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Benefits and Payments Upon Termination: Mr. Mussallem
Executive Benefits and Payments upon Termination: Qualifying Termination, Following a Change in Control
NONEMPLOYEE DIRECTOR COMPENSATION
REPORTS OF THE COMMITTEES OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PERFORMANCE GRAPH
OTHER MATTERS AND BUSINESS
APPENDIX A
CORPORATE GOVERNANCE GUIDELINES (Amended and Restated as of February 17, 2005)
APPENDIX B LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM (Amended and Restated as of March 6, 2007) EDWARDS LIFESCIENCES CORPORATION
APPENDIX C 2001 EMPLOYEE STOCK PURCHASE PLAN FOR UNITED STATES EMPLOYEES (Amended and Restated on February 15, 2007) EDWARDS LIFESCIENCES CORPORATION
ARTICLE I—PURPOSE
ARTICLE II—DEFINITIONS
ARTICLE III—ELIGIBILITY AND PARTICIPATION
ARTICLE IV—OFFERINGS
ARTICLE V—PAYROLL DEDUCTIONS
ARTICLE VI—EXERCISE OF RIGHTS TO PURCHASE STOCK
ARTICLE VII—WITHDRAWAL
ARTICLE VIII—STOCK
ARTICLE IX—ADMINISTRATION
ARTICLE X—MISCELLANEOUS
APPENDIX A TO 2001 EMPLOYEE STOCK PURCHASE PLAN FOR UNITED STATES EMPLOYEES LIST OF PARTICIPATING COMPANIES